Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163511

Prospectus Supplement No. 6

To the Prospectus dated December 27, 2010

This Prospectus Supplement supersedes all prior supplements.

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Security to be Registered	Proposed Maximum Aggregate Offering Price Per Fund	Title of Security to be Registered	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Ultra DJ-UBS Commodity (UCD)	$300,000,000	ProShares Ultra Silver (AGQ)	$2,000,000,000
ProShares UltraShort DJ-UBS Commodity (CMD)	$500,000,000	ProShares UltraShort Silver (ZSL)	$2,100,000,000
ProShares Ultra DJ-UBS Crude Oil (UCO)	$3,000,000,000	ProShares Ultra Euro (ULE)	$500,000,000
ProShares UltraShort DJ-UBS Crude Oil (SCO)	$1,500,000,000	ProShares UltraShort Euro (EUO)	$2,103,506,872
ProShares Ultra DJ-UBS Natural Gas (BOIL)	$500,000,000	ProShares Ultra Yen (YCL)	$500,000,000
ProShares Short DJ-UBS Natural Gas	$500,000,000	ProShares UltraShort Yen (YCS)	$1,300,000,000
ProShares UltraShort DJ-UBS Natural Gas (KOLD)	$500,000,000	ProShares Ultra VIX Short-Term Futures ETF (UVXY)	$500,000,000
ProShares Ultra Gold (UGL)	$1,000,000,000	ProShares VIX Short-Term Futures ETF (VIXY)	$800,000,000
ProShares Short Gold (SAU)	$500,000,000	ProShares Short VIX Short-Term Futures ETF (SVXY)	$500,000,000
ProShares UltraShort Gold (GLL)	$1,000,000,000	ProShares Short VIX Mid-Term Futures ETF	$800,000,000
ProShares VIX Mid-Term Futures ETF (VIXM)		ProShares UltraShort VIX Short-Term Futures ETF
ProShares Ultra VIX Mid-Term Futures ETF		ProShares UltraShort VIX Mid-Term Futures ETF

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the twenty-four series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust identified in the future, which represent units of fractional undivided beneficial interest in and ownership of the Funds. Each Fund’s Shares will be offered on a continuous basis from time to time. Of the twenty-four Funds listed above, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS Natural Gas (each, a “Geared Natural Gas Fund” and collectively, the “Geared Natural Gas Funds”), ProShares Short Gold (the “Short Gold Fund”), ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF (each, a “Geared VIX Fund” and collectively, the “Geared VIX Funds”) have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Shares of each Geared Natural Gas Fund, the Short Gold Fund and each Geared VIX Fund will be listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) under the ticker symbols shown above or ticker symbols to be announced prior to the commencement of trading. Certain of the Geared Natural Gas Funds, the Short Gold Fund and the Geared VIX Funds are expected to be offered beginning in the third and fourth quarters of 2011.

The Shares of ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen, ProShares UltraShort Yen (together with the Geared Natural Gas Funds, Short Gold Fund and the Geared VIX Funds, the “Geared Funds”), ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF (each, a “Matching VIX Fund” and collectively, the “Matching VIX Funds”) are listed on the NYSE Arca under the ticker symbols shown above.

The Matching VIX Funds and the Geared VIX Funds (the Matching VIX Funds together with the Geared VIX Funds, the “VIX Funds”) are benchmarked to indexes comprised of VIX futures contracts (as defined herein). The VIX Funds are not benchmarked to the VIX (as defined herein), which is calculated based on the prices of put and call options on the S&P 500 Index. As such, the VIX Funds can be expected to perform very differently from the VIX (in the case of Matching VIX Funds) or a multiple, the inverse or an inverse multiple of the VIX (in the case of Geared VIX Funds).

Each of the Geared Funds are “geared” funds in the sense that each has an investment objective to match a multiple (e.g., +2x), the inverse (e.g., -1x) or an inverse multiple (e.g., -2x) of the performance of a benchmark for a single day, not for any other period. A “single day” is measured from the time a Geared Fund calculates its net asset value per Share (“NAV”) to the time of the Geared Fund’s next NAV calculation. NAV calculation times for the Geared Funds range from 7:00 a.m. to 4:15 p.m.; please see the section entitled “Summary—Creation and Redemption Transactions” on pages 3-4 for additional details on the NAV calculation times for the Geared Funds.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results.

Each Geared Fund seeks to return a multiple (2x, -1x or -2x) times the performance of its benchmark daily, not for any other period. The return of a Geared Fund for a period longer than a day is the result of its return for each day compounded over the period and usually will differ from the Geared Fund’s multiple times the return of the Geared Fund’s benchmark for the period. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the fund’s underlying benchmark. Each Ultra or UltraShort Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of an Ultra Fund with a 2x multiple should be approximately twice as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily returns of Short and UltraShort Funds are designed to be the inverse of, or twice the inverse of, the return that would be expected of a fund with an objective of matching the same benchmark. Shareholders who invest in Geared Funds should actively monitor and manage their investments as frequently as on a daily basis.

Each Fund continuously offers and redeems, or will offer and redeem, its Shares in blocks of 50,000 Shares, except that each Matching VIX Fund continuously offers and redeems its Shares in blocks of 25,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of 50,000 Shares of each Geared Natural Gas Fund, Short Gold Fund and Geared VIX Fund at an initial price per Share of $40.00, equal to $2,000,000 per Creation Unit. The Geared Natural Gas Funds, the Short Gold Fund and the Geared VIX Funds will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to such Funds. Following initial purchases by the initial Authorized Participant, Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective net asset value per Share. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

September 27, 2011

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase a minimum of two Creation Units of each of the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds at a price of $40.00 per Share, equal to $2,000,000 per Creation Unit.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, AT PAGES 68 THROUGH 71 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 68 AND 69.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 6 THROUGH 25.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

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•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH&Co.”)

50 Milk Street

Boston, Massachusetts 02109

•

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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PROSHARES TRUST II

PART ONE

DISCLOSURE DOCUMENT

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(continued)

- iv -

(continued)

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SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports, if any, on Form 8-K before deciding to invest in any Shares. Please see the section entitled, “Incorporation by Reference of Certain Documents” in this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THE GEARED NATURAL GAS FUNDS, SHORT GOLD FUND AND GEARED VIX FUNDS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

Important Information About the Geared Funds

The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results. Each Geared Fund seeks to return a multiple (2x, -1x or -2x) times the performance of its benchmark daily, not for any other period. The return of a Geared Fund for a period longer than a day is the result of its return for each day compounded over the period and usually will differ from the Geared Fund’s multiple times the return of the Geared Fund’s benchmark for the period. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the fund’s underlying benchmark. Each Ultra or UltraShort Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of an Ultra Fund with a 2x multiple should be approximately twice as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily returns of Short and UltraShort Funds are designed to be the inverse of, or twice the inverse of, the return that would be expected of a fund with an objective of matching the same benchmark. Shareholders who invest in Geared Funds should actively monitor and manage their investments as frequently as on a daily basis.

Overview

The Geared Funds

The Geared Funds offer investors the opportunity to obtain leveraged or short exposure to a particular benchmark. The Geared Funds currently include Funds linked to futures based commodity indexes (the “Commodity Index Funds”), particular commodities (the “Commodity Funds”), particular currencies (the “Currency Funds”) or futures based equity market volatility indexes (the Geared VIX Funds). Each Geared Fund targets a multiple, the inverse or an inverse multiple of the daily return of such benchmarks, rather than targeting a multiple, the inverse or an inverse multiple of the benchmark returns over any other period. Each “Ultra Fund,” “Short Fund” and “UltraShort Fund” seeks, on a daily basis, results that correspond to twice (2x), the inverse (-1x) or twice the inverse (-2x), respectively, of the performance of its corresponding benchmark.

Each Geared Fund will engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with such Fund’s daily investment objective. The impact of the benchmark’s movements during the day will affect whether a particular Geared Fund’s portfolio needs to be repositioned. For example, if a Short or UltraShort Fund’s benchmark has risen on a given day, net assets of such Fund should fall, meaning that short exposure will need to be decreased. Conversely, if a Short or UltraShort Fund’s benchmark has fallen on a given day, net assets of such Fund should rise, meaning short exposure will need to be increased. For Ultra

Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from 2x, -1x or -2x of the return of the Fund’s benchmark for the period.

The Matching Funds

The Matching Funds offer investors the opportunity to obtain “matching” (i.e., not leveraged or inverse) exposure to a benchmark. The Matching Funds currently include Funds linked to futures based equity market volatility benchmarks.

All Funds

Each of the Funds generally invests or will invest in Financial Instruments (i.e., commodity-based, currency-based or equity market volatility-based instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”)), including futures contracts and options on futures contracts, swap agreements, forward contracts and other commodity-based or currency-based options contracts, as a substitute for investing directly in commodities, currencies or equity market volatility in order to gain exposure to the applicable commodity index, currency benchmark, commodity, currency or to an equity market volatility index. Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results for the Geared Funds.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, nor does it conduct conventional commodity, currency or volatility research or analysis, or forecast market movement or trends in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ underlying benchmarks without regard to market conditions, trends or direction.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

The Commodity Index Funds

Fund Name	Benchmark
ProShares Ultra DJ-UBS Commodity ProShares UltraShort DJ-UBS Commodity	Dow Jones—UBS Commodity IndexSM
ProShares Ultra DJ-UBS Crude Oil ProShares UltraShort DJ-UBS Crude Oil	Dow Jones—UBS Crude Oil SubindexSM
ProShares Ultra DJ-UBS Natural Gas ProShares Short DJ-UBS Natural Gas ProShares UltraShort DJ-UBS Natural Gas	Dow Jones—UBS Natural Gas SubindexSM

The Commodity Funds

Fund Name	Benchmark
ProShares Ultra Gold ProShares Short Gold ProShares UltraShort Gold	The daily performance of gold bullion as measured by the U.S. dollar p.m. fixing price for delivery in London
ProShares Ultra Silver ProShares UltraShort Silver	The daily performance of silver bullion as measured by the U.S. dollar fixing price for delivery in London

The Currency Funds

Fund Name	Benchmark
ProShares Ultra Euro ProShares UltraShort Euro	The U.S. dollar price of the Euro
ProShares Ultra Yen ProShares UltraShort Yen	The U.S. dollar price of the Japanese yen

The VIX Funds*

Fund Name	Benchmark
ProShares Ultra VIX Short-Term Futures ETF ProShares VIX Short-Term Futures ETF ProShares Short VIX Short-Term Futures ETF ProShares UltraShort VIX Short-Term Futures ETF	S&P 500 VIX Short-Term Futures Index (the “Short-Term Index”)
ProShares Ultra VIX Mid-Term Futures ETF ProShares VIX Mid-Term Futures ETF ProShares Short VIX Mid-Term Futures ETF ProShares UltraShort VIX Mid-Term Futures ETF	S&P 500 VIX Mid-Term Futures Index (the “Mid-Term Index”)

*	The VIX Funds are benchmarked to indexes comprised of VIX futures contracts and not to the VIX (as defined herein), which is calculated based on the prices of put and call options on the S&P 500 Index. As such, the VIX Funds can be expected to perform very differently from the VIX (in the case of Matching VIX Funds) or a multiple, the inverse or an inverse multiple of the VIX (in the case of Geared VIX Funds).

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of each Fund are or will be listed on the NYSE Arca under the ticker symbols shown on the front cover of this Prospectus or under ticker symbols to be announced prior to the commencement of trading. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units of Shares in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI (the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash. Except when aggregated in Creation Units, Shares are not redeemable by the Funds. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with BBH&Co., the custodian of the Funds (the “Custodian”).

Creation and redemption transactions must be placed each day with SEI by the create/redeem cutoff time (stated below) to receive that day’s NAV. Because the primary trading session for the commodities and/or futures contracts underlying certain of the Funds have different closing (or fixing) times than U.S. Equity markets, the NAV calculation times range from 7:00 a.m. to 4:15 p.m. Eastern Time.

Underlying Benchmark	Create/Redeem Cutoff	NAV Calculation Time*

Silver	6:00 a.m. (Eastern Time)	7:00 a.m. (Eastern Time)

Gold	9:00 a.m. (Eastern Time)	10:00 a.m. (Eastern Time)

DJ-UBS Commodity	10:45 a.m. (Eastern Time)	2:30 p.m. (Eastern Time)

DJ-UBS Crude Oil	1:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)

DJ-UBS Natural Gas	1:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)

Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

S&P 500 VIX Short-Term Futures Index	12:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)

S&P 500 VIX Mid-Term Futures Index	12:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)

*	For silver and gold this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times equate to noon London time for silver, and 3:00 p.m. London time for gold.

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 68, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares Ultra DJ-UBS Commodity	0.80	$25.00	0.20
ProShares UltraShort DJ-UBS Commodity	0.80	$25.00	0.20
ProShares Ultra DJ-UBS Crude Oil	0.84	$25.00	0.21
ProShares UltraShort DJ-UBS Crude Oil	0.86	$25.00	0.22
ProShares Ultra DJ-UBS Natural Gas	0.96	$40.00	0.38
ProShares Short DJ-UBS Natural Gas	0.90	$40.00	0.36
ProShares UltraShort DJ-UBS Natural Gas	1.05	$40.00	0.42
ProShares Ultra Gold	0.80	$25.00	0.20
ProShares Short Gold	0.82	$40.00	0.33
ProShares UltraShort Gold	0.80	$25.00	0.20
ProShares Ultra Silver	0.80	$25.00	0.20
ProShares UltraShort Silver	0.80	$25.00	0.20
ProShares Ultra Euro	0.80	$25.00	0.20
ProShares UltraShort Euro	0.80	$25.00	0.20
ProShares Ultra Yen	0.80	$25.00	0.20
ProShares UltraShort Yen	0.80	$25.00	0.20
ProShares Ultra VIX Short-Term Futures ETF	1.43	$40.00	0.57
ProShares VIX Short-Term Futures ETF	0.70	$80.00	0.56
ProShares Short VIX Short-Term Futures ETF	1.19	$40.00	0.48
ProShares UltraShort VIX Short-Term Futures ETF	1.72	$40.00	0.69
ProShares Ultra VIX Mid-Term Futures ETF	1.01	$40.00	0.40
ProShares VIX Mid-Term Futures ETF	0.70	$80.00	0.56
ProShares Short VIX Mid-Term Futures ETF	0.94	$40.00	0.38
ProShares UltraShort VIX Mid-Term Futures ETF	1.14	$40.00	0.46

*	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of each Fund differs and is likely to change on a daily basis. The initial price per Share to be paid by the initial Authorized Participants is expected to be $40.00 per Share for each of the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds. The actual NAV of each of the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

Risks Specific to the Geared Funds

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the Geared Funds.

Due to the compounding of daily returns, the Geared Funds’ returns over periods longer than one day will likely differ in amount and possibly even direction from the Fund multiple times the benchmark return for the period.

Each of the Geared Funds are “geared” funds in the sense that each has an investment objective to match a multiple (e.g., 2x), the inverse (e.g., -1x) or an inverse multiple (e.g., -2x) of the performance of a benchmark on a given day. Each Geared Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period. The return of a Geared Fund for a period longer than a day is the result of its return for each day compounded over the period and usually will differ from the Geared Fund’s multiple times the return of the Geared Fund’s benchmark for the period. Longer holding periods, higher index volatility, inverse multiples and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the fund’s underlying benchmark.

Each Ultra or UltraShort Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of an Ultra Fund with a 2x multiple should be approximately twice as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily returns of Short and UltraShort Funds are designed to be the inverse of, or twice the inverse of, the return that would be expected of a fund with an objective of matching the same benchmark. The Geared Funds are not appropriate for all investors and present different risks than other funds. The Geared Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results. Daily objective geared funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in Geared Funds should actively monitor and manage their investments as frequently as on a daily basis.

The hypothetical example below illustrates how daily geared fund returns can behave for periods longer than one day. Take a hypothetical fund XYZ that seeks to double the daily performance of benchmark XYZ. On each day, fund XYZ performs in line with its objective (2x of the benchmark’s daily performance before fees and expenses). Notice that over the entire five-day period, the fund’s total return is considerably less than double that of the period return of the benchmark. For the five-day period, benchmark XYZ gained 5.1% while fund XYZ gained 9.8% (vs. 10.2% or 2x of 5.1%). In other scenarios, the return of a daily rebalanced fund could be greater than double the benchmark’s return.

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.0			$100.00
Day 1	103.0	3.0%	6.0%	$106.00
Day 2	99.9	-3.0%	-6.0%	$99.64
Day 3	103.9	4.0%	8.0%	$107.61
Day 4	101.3	-2.5%	-5.0%	$102.23
Day 5	105.1	3.7%	7.4%	$109.80
Total Return		5.1%	9.8%

This effect is caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher benchmark volatility, compounding will cause longer term results to be less than two times the return of the benchmark (or less than -1x or -2x times the return of the benchmarks for the Short Funds and the UltraShort Funds, respectively). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), fund returns over longer periods can be higher than two times the return of the benchmark. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for Short Funds and the UltraShort Funds, and the significance of this effect is even greater with inverse funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one year performance of a benchmark compared with the performance of a fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than one day, a geared fund is likely to underperform or over-perform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively monitor and manage their investments as frequently as on a daily basis. A one-year period is used solely for illustrative purposes. Deviations from the benchmark return times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods shorter than one day (when measured intraday as opposed to NAV to NAV). See “— Intraday Price Performance Risk” below for additional details. To isolate the impact of leverage, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leverage) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x, -1x or -2x) as of the Funds’ NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. Each of the graphs also assumes a volatility rate of 60%, which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the S&P 500 VIX Short-Term Futures Index). A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

The historical five year average volatility of the benchmarks utilized by the Funds ranges from 10.68 to 57.8, as set forth in the table below.

Benchmark	Historical Five-Year Average Volatility Rate as of December 31, 2010
Dow Jones—UBS Commodity IndexSM	21.36%
Dow Jones—UBS Crude Oil SubindexSM	38.64%
Dow Jones—UBS Natural Gas SubindexSM	48.00%
The daily performance of gold bullion as measured by the U.S. dollar p.m. fixing price for delivery in London	22.54%
The daily performance of silver bullion as measured by the U.S. dollar fixing price for delivery in London	39.86%
The U.S. dollar price of the Euro	10.68%
The U.S. dollar price of the Japanese yen	11.73%
S&P 500 VIX Short-Term Futures Index	57.8%
S&P 500 VIX Mid-Term Futures Index	31.1%

The tables below illustrate the impact of two factors impacting a fund’s performance, benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark return and benchmark volatility over a one-year period. To isolate the impact of leverage, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leverage) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x, -1x or -2x) as of the Funds’ NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a geared fund has an investment objective to correspond to twice (2x) of the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, such a fund would return 3.1%, again absent the effects of compounding. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice (2x) the Daily Performance of a Benchmark.

One Year Benchmark Performance	200% One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse (-1x) of the Daily Performance of a Benchmark.

One Year Benchmark Performance	Inverse of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice the Inverse (-2x) of the Daily Performance of a Benchmark.

One Year Benchmark Performance	200% Inverse of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged, inverse or inverse leveraged funds. The Geared Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

Correlation Risks Specific to the Geared Funds.

In order to achieve a high degree of correlation with their applicable underlying benchmarks, the Geared Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially over- or under-exposed to the benchmarks may prevent such Funds from achieving a high degree of correlation with their applicable underlying benchmarks. Market disruptions or closure, regulatory restrictions or extreme market volatility will adversely affect such Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmarks’ movements during each day. Because of this, it is unlikely that the Geared Funds will be perfectly exposed (i.e., 2x, -1x, or -2x, as applicable) at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the benchmark levels are volatile near the close of the trading day.

For general correlation risks of the Funds, please see “While close tracking of any Fund to its benchmark may be achieved, several factors may affect a Fund’s ability to consistently achieve this correlation.” below.

Intraday Price Performance Risk.

Each Geared Fund is rebalanced at or about the time of its NAV calculation time (which in many cases is other than at the close of the U.S. equity markets). As such, the intraday leveraging of a Fund as reflected in its secondary market price will generally be different from the Fund’s stated daily investment objective (e.g., 2x, -1x or -2x). When shares are bought intraday, the performance of a Geared Fund’s shares until the Fund’s next NAV calculation will generally be greater than or less than the Fund’s stated daily multiple.

The use of leverage and/or short positions could result in the total loss of an investor’s investment.

The Geared Funds that utilize leverage or shorting techniques in seeking to achieve their respective investment objectives will lose more money in market environments adverse to their respective daily investment objectives than Funds that do not employ leverage or shorting techniques, which could result in the total loss of an investor’s investment.

For example, because the Ultra and UltraShort Funds offered hereby include a 2x or -2x multiplier, a one-day price movement approaching 50% at any point in the day in the relevant benchmark could result in the total loss or almost total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested, even if such Fund’s benchmark subsequently moves in an opposite direction, eliminating all or part of the price movement. This would be the case with downward one-day or intraday price movements in an Ultra Fund or upward one-day or intraday price movements in an UltraShort Fund, even though the underlying benchmark (and the Reference Assets comprising that benchmark) would always have a value greater than zero.

Short positions can result in unlimited losses as the benchmark rises. As such, for Short Funds, a one-day or intraday price increase approaching 100% in the relevant benchmark could result in the total loss or almost total loss of an investor’s investment even if such Fund’s benchmark subsequently moves lower. This risk exists for all of the Short Funds, and, based on historical intraday volatility measures, may be particularly acute for ProShares Short VIX Futures ETF.

Risks Specific to the VIX Funds

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the VIX Funds.

The VIX Funds are benchmarked to either the Short-Term Index or Mid-Term Index. They are not benchmarked to the VIX or actual realized volatility of the S&P 500 Index.

The level of each VIX Futures Index is based on the value of the relevant futures contracts (“VIX futures contracts”) based on the Chicago Board Options Exchange (“CBOE”) Volatility Index (the “VIX”) comprising the applicable VIX Futures Index. Each VIX Fund is benchmarked to its respective VIX Futures Index and the VIX Funds are not linked to the VIX (which is a measure of implied volatility of the S&P 500 Index over the next 30 days derived from option prices), to realized volatility of the S&P 500 Index or to the options that underlie the VIX calculation. Each VIX Fund should be expected to perform very differently from the VIX over all periods of time. In many cases the VIX Futures Indexes will significantly underperform the VIX. Furthermore, because each VIX Fund may invest in VIX futures contracts other than the VIX futures contracts comprising the Fund’s VIX Futures Index, the VIX Funds may perform differently than their respective VIX Futures Indexes.

VIX futures contracts are not directly based on a tradable underlying asset.

The VIX is not directly investable. The settlement price at maturity of VIX futures contracts are based on the calculation that determines the level of the VIX. As a result, the behavior of the VIX futures contracts may be different from traditional futures contracts whose settlement price is based on a specific tradable asset.

The VIX Futures Indexes and VIX futures have limited historical information.

The VIX Futures Indexes were created in December 2008 and Standard & Poor’s (“S&P”) has published limited information about how the VIX Futures Indexes would have performed had they been calculated prior to their creation. In addition, VIX futures contracts have traded freely only since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date. Because the VIX Futures Indexes and the VIX futures contracts that underlie them are of recent origin and limited historical performance data exists with respect to them, your investment in the Fund may involve a greater risk than investing in alternate instruments linked to one or more indexes with a more established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that the VIX Futures Indexes make use of as the basis for an investment decision.

The level of the VIX has historically reverted to a long-term mean level and is subject to the risk associated with reversion to its mean. Accordingly, investors should not expect the VIX Funds to retain any appreciation in value over extended periods of time.

In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the VIX will continue to be constrained in the future. This means that the level of VIX futures and the VIX Futures Indexes also likely will be constrained within a band and mean reverting over time. Unlike conventional stock-based indexes and funds, it is not expected that the VIX Futures Indexes or the VIX Funds will generally rise over time. Rather the VIX Futures Indexes, the VIX Ultra Funds and the Matching VIX Funds will rise and fall (or fall and rise) and the VIX Short Funds and the VIX UltraShort Funds will fall and rise (or rise and fall) as volatility increases and decreases (or decreases and increases). For most investors this likely implies that the VIX Funds should only be used as a short-term tactical tool or for diversification purposes rather than an investment in anticipation of long-term gains.

When economic uncertainty increases and there is an associated increase in expected volatility, the value of VIX futures contracts will likely also increase and the potential upside of an investment in a VIX Short Fund or VIX UltraShort Fund will correspondingly be limited as a result. Similarly, when economic uncertainty recedes, and there is an associated decrease in expected volatility, the value of VIX futures contracts will likely also decrease and the potential upside of an investment in a VIX Ultra Fund or a Matching VIX Fund will correspondingly be limited as a result.

Risks Related to All Funds

While close tracking of any Fund to its benchmark may be achieved, several factors may affect a Fund’s ability to consistently achieve this correlation.

While the Funds expect to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlate to a Fund’s objective; (2) an imperfect correlation between the performance of the instruments held by a Fund, such as swaps, futures contracts and/or forward contracts, and the performance of the applicable benchmark; (3) bid-ask spreads on such instruments; (4) commission costs; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Each Fund seeks to provide investment results (before fees and expenses) that correspond to the daily performance (or, in the case of the Geared Funds, corresponds to a multiple, the inverse or an inverse multiple of the daily performance) of a benchmark at all times, even during periods when the applicable benchmark is flat as well as when the benchmark is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor seeks to cause the NAV to track the daily performance of a benchmark in accordance with each Fund’s investment objective, even during periods in which the benchmark is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time when an underlying benchmark is up for the corresponding Ultra Fund, or down for the corresponding Short or UltraShort Fund, due to the effects of daily rebalancing, volatility and compounding (see “Risks Specific to the Geared Funds” for additional details).

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by that Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in the Shares.

With regard to the Commodity Funds and the Commodity Index Funds, several factors may affect the price of an underlying Reference Asset, and in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•	The recent proliferation of commodity linked exchange-traded products and their unknown effect on the commodity markets.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities.

•

A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•

A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the price of Shares based upon a benchmark related to that commodity will be affected.

With regard to the Currency Funds, several factors may affect the value of foreign currencies or the U.S. dollar, and in turn, Financial Instruments and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations; and

•	Sovereign action to set or restrict currency conversion.

With regard to the VIX Funds, several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by a Fund, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500 Index, the equity securities included in the S&P 500 Index and prevailing market prices of options on the S&P 500 Index, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 Index and the VIX or VIX futures;

•	Interest rates;

•

Economic, financial, political, regulatory, geographical, biological or judicial events that affect the level of a VIX Futures Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500 Index, the S&P 500 Index, the VIX or the relevant futures or option contracts on the VIX;

•	Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivative markets; and

•	Disruptions in trading of the S&P 500 Index, futures contracts on the S&P 500 Index or options on the S&P 500 Index.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

Financial Instruments linked to commodities, currencies and/or equity market volatility benchmarks can be highly volatile and the Funds may experience large losses when buying, selling or holding such instruments.

Financial Instruments linked to commodities, currencies and/or equity market volatility benchmarks can be highly volatile and may experience large losses. In particular, trading in VIX futures contracts and natural gas futures contracts (or other Financial Instruments linked to equity market volatility or natural gas) has been very volatile and can be expected to be very volatile in the future. High volatility may have an adverse impact on the Funds, especially the Geared Funds.

Potential negative impact from rolling futures positions.

Certain of the Funds invest in or have exposure to futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding to expiration may generally be satisfied by taking or making physical delivery of the underlying Reference Asset or settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Once this date is reached, the futures contract “expires.” As the futures contracts held by a Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.”

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices of shorter expiration futures contracts is referred to as “backwardation.”

There have been extended periods in which contango or backwardation has existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Ultra Funds and Matching VIX Funds, and positively affect the Short Funds and UltraShort Funds. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Short Funds and UltraShort Funds and positively affect the Ultra Funds and Matching VIX Funds.

Funds that are designed to track a multiple, the inverse or an inverse multiple of the daily performance of gold or silver bullion (ProShares Ultra Gold, ProShares Short Gold, ProShares UltraShort Gold, ProShares Ultra Silver and ProShares UltraShort Silver) do not invest in bullion itself as certain other exchange-traded products do. Rather such Funds use Financial Instruments to gain exposure to these precious metals. Not investing directly in bullion may introduce additional tracking error and these Funds are subject to the effects of contango and backwardation described above.

Using Financial Instruments such as forwards and futures in an effort to replicate the performance of gold and silver bullion may introduce tracking error to the performance of such Funds. The primary cause of tracking error resulting from not investing directly in bullion is expected to be caused by the need to roll futures or forward contracts as described above and the resulting possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Ultra Funds. Alternatively, the existence of backwardated markets in either silver or gold would have an adverse impact on the Short and UltraShort Funds.

Possible illiquid markets may exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Financial Instruments related to one benchmark, which in many cases is highly concentrated.

It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.

The Funds may utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936 (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns. Such fees and expenses include asset-based fees of 0.95% per annum of each Geared Fund’s average daily NAV and 0.85% per annum of each Matching VIX Fund’s average daily NAV, as well as the effects of commissions, trading spreads, and embedded financing, borrow costs and fees associated with swaps, forwards, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

To the extent that a Fund benchmark is an index, changes implemented by the index provider that affect the composition and valuation of the index could adversely affect the value of an investment in a Fund’s Shares.

Certain Fund benchmarks are indexes maintained by index providers that are unaffiliated with the Funds or the Sponsor. The policies implemented by index providers concerning the calculation of the level of an index or the composition of an index could affect the level of the index and, therefore, the value of Shares. The index providers may change the composition of its indexes, or make other methodological changes that could change the level of an index. Additionally, the index providers may alter, discontinue or suspend calculation or dissemination an index. Any of these actions could adversely affect the value of Shares of a Fund using that index as a benchmark. Index providers have no obligation to consider Fund shareholder interests in calculating or revising an index. Any of these actions could adversely affect the value of Fund Shares. Calculation of an index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the index and/or the Shares, as applicable. Additionally, index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The Funds are subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to such Funds.

Certain of the Funds may use swap agreements and/or forward contracts as a means to achieve their respective investment objectives. These Financial Instruments are traded over the counter and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements or forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements or forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to swaps and forward contracts entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, in an amount approximately equal to what the counterparty owes the Fund. In the event of the bankruptcy of a counterparty, the Fund will have direct access to the collateral received from the counterparty. To the extent any such collateral is otherwise insufficient, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with large, well-capitalized and well established financial institutions.

Swaps or forward contracts have terms that make them less marketable than futures contracts. Swaps or forward contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. Swap agreements and forward contracts may entail breakage costs if terminated prior to the final maturity date.

If the value of the Fund’s benchmark has a dramatic intraday move in value that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the fund from achieving its investment objective, even if the value of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the commodity, equity market volatility or currency markets and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or nonexistent.

The Funds have limited or no operating history, and, as a result, investors have only a limited performance history, if any, to serve as a factor for evaluating an investment in the Funds.

The Funds have limited or no performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had longer performance histories, or any performance history in the case of the Geared Natural Gas Funds, Short Gold Fund or Geared VIX Funds, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in the Funds. Likewise, certain benchmarks have a limited history which might (or might not) provide investors with more information on which to evaluate an investment in the Funds.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The lack of active trading markets for the Shares of the Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Funds are or will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange (“NYSE”) or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Funds decline during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund changes as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares of a Geared Fund or 25,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares of a Matching VIX Fund) and similarly the public trading price per Share of a Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of that Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying Reference Asset at any point in time.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the NYSE Arca and the market in which the Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade, or will trade, on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the Reference Assets) held by a particular Fund, however, may have different fixing or settlement times. Consequently, liquidity in the Financial Instruments underlying the applicable benchmark may be reduced after the close of trading on the applicable exchange. As a result, during the time when the NYSE Arca is open and the exchange on which the Financial Instruments underlying the applicable benchmark are traded is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

The number of underlying components included in a Fund’s benchmark may impact volatility, which could adversely affect an investment in the Shares.

Each of the indices for the Commodity Index Funds is concentrated in terms of the number and type of commodities represented, and some of the sub-indices are solely concentrated in a single commodity. The benchmarks for the Commodity Funds, the VIX Funds and the Currency Funds are concentrated solely on a Reference Asset. Investors should be aware that other commodity, volatility and currency benchmarks may be more diversified in terms of both the number and variety of commodities and currencies included or in terms of the volatility exposure offered. Concentration in fewer underlying Reference Assets may result in a greater degree of volatility in a benchmark and the NAV of the Fund which tracks that benchmark under specific market conditions and over time.

Trading on exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on exchanges outside the United States. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by a Fund, as of the time the NAV is being calculated. However, if any of the Financial Instruments held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such Financial Instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the Financial Instruments underlying such benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally the ability to short sell a Fund’s shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Funds may enact splits or reverse splits without shareholder approval and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act (the “DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. It is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Funds. The new law and the rules to be promulgated may negatively impact a Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Fund or its counterparties may impact that Fund’s ability to invest in a manner that efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of a Fund’s investments and cost of doing business, which could adversely affect investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE DOW JONES—UBS COMMODITY INDEXSM AND SUBINDEXES

Dow Jones—UBS Commodity IndexSM

ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity are designed to track a multiple or an inverse multiple of the daily performance of the Dow Jones—UBS Commodity IndexSM. The Dow Jones—UBS Commodity IndexSM (the “Dow Jones—UBS”) is designed to be a highly liquid and diversified benchmark for the commodity futures market. It is intended to reflect the overall commodity sector by measuring the performance of commodity futures contracts. The performance of the commodity futures market is often very different than the performance of the physical, or “spot” commodities market. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Dow Jones—UBS is a “rolling index,” which means that the Dow Jones—UBS does not take actual physical possession of any commodities; rather, it tracks a rolling futures position. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The exact roll methodology differs between certain commodities. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

The Dow Jones—UBS is comprised of commodities in eight different sectors including, petroleum, natural gas, livestock, grains, industrial metals, precious metals, softs and vegetable oils. These eight sectors track futures contracts prices of 19 specific commodities such as natural gas, crude oil, unleaded gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee. The Dow Jones—UBS is designed to minimize concentration in any one commodity or sector. No single commodity may constitute less than 2% or more than 15% of the index. No related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the index as of the annual reweighting of the components. The Dow Jones—UBS family of indices also includes eight sub-indices that group commodities based on type, as well as single commodity sub-indices representing each of the 19 commodities that are currently tracked by the Dow Jones—UBS.

To determine its component weightings, the Dow Jones—UBS relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity. Liquidity is an important indicator of the value placed on a commodity by financial and physical market participants. The index also relies to a lesser extent on dollar-adjusted production data. The index thus relies on data that is endogenous to the futures markets (liquidity) and exogenous to the futures markets (production) in determining relative weightings. All data used in both the liquidity and production calculations is averaged over a five-year period.

In consultation with the DJ—UBS Commodity Index Advisory Committee, the DJ—UBS Commodity Index Supervisory Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ—UBSCI Handbook. The Supervisory Committee consists of employees of UBS Securities LLC and Dow Jones & Company, Inc. (“Dow Jones”). DJ—UBS Commodity Index Advisory Committee members are drawn from the academic, financial and legal communities. The Index is re-weighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June or July by UBS Securities LLC and Dow Jones under the supervision of the Dow Jones—UBS Commodity Index Oversight Committee, announced after approval by the Committee and implemented the following January.

The Dow Jones—UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange. Trading hours for the U.S. commodity exchanges are between 8:00 a.m. and 3:00 p.m. (Eastern Time). The Dow Jones—UBS ER contract trades exclusively on the CBOT’s electronic trading platform. The new Dow Jones—UBS ER futures contract will trade exclusively on the Exchange’s premier electronic trading platform, e-cbot®, from 8:15 a.m. – 1:30 p.m.

Central Time, Monday through Friday. A daily settlement price for the index is published at approximately 5:00 p.m. (Eastern Time).

The Dow Jones—UBS is designed to provide:

•	Weightings that reflect economic significance

•	Diversification

•	Low volatility

•	Annual reweighting and rebalancing

•	Liquidity

The Dow Jones—UBS is a proprietary index that UBS Securities LLC (successor to AIG Financial Products Corp.) developed and that Dow Jones, in conjunction with UBS Securities LLC, calculates. The methodology for determining the composition and weighting of the Index and for calculating its level is subject to modification by the Sponsors any time. Dow Jones disseminates the Index level at least every 15 seconds from 8:00 a.m. to 3:00 p.m. (Eastern Time), and publishes a daily Index level at approximately 5:00 p.m. (Eastern Time), each business day.

Dow Jones—UBS Crude Oil SubindexSM

ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil are designed to track a multiple or an inverse multiple of the daily performance of the Dow Jones—UBS Crude Oil SubindexSM. The Dow Jones—UBS Crude Oil SubindexSM is intended to reflect the performance of crude oil as measured by the price of futures contracts of sweet, light crude oil traded on the New York Mercantile Exchange (the “NYMEX”), including roll costs, without regard to income earned on cash positions. The performance of the crude oil futures market is normally very different than the performance of the physical crude oil market (e.g., the price of crude oil at port).

The Index tracks what is known as a rolling futures position, which is described above under “Dow Jones—UBS Commodity Index.SM” The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The exact roll methodology differs between certain commodities. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Dow Jones—UBS Natural Gas SubindexSM

ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas are designed to track twice, the inverse or twice the inverse of the daily performance of the Dow Jones—UBS Natural Gas SubindexSM. The Dow Jones—UBS Natural Gas SubindexSM is intended to reflect the performance of a rolling position in natural gas futures contracts traded on the NYMEX without regard to income earned on cash positions. An investment in natural gas futures contracts may often perform very differently than the price of physical natural gas (e.g., the wellhead or end-user price of natural gas).

The Index tracks what is known as a rolling futures position, which is described above under “Dow Jones—UBS Commodity Index.SM” The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The exact roll methodology differs between certain commodities. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Information About the Index Licensor

The Dow Jones-UBS Commodity IndexesSM (the “DJ-UBSCISM”) are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS

Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones—UBS Crude Oil SubindexSM”, “Dow Jones—UBS Natural Gas SubindexSM”, and “DJ-UBSSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been licensed for use for certain purposes by the Trust (“Licensee”).

The Funds are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to the Licensee or the Funds. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of the Licensee or the shareholders of the Funds into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Shares to be issued or in the determination or calculation of the equation by which the Shares are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund shareholders, in connection with the administration, marketing or trading of the Funds. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Shares currently being issued by the Licensee, but which may be similar to and competitive with the Funds. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the DJ-UBSCISM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the DJ-UBSCISM and Fund Shares.

This Prospectus relates only to Funds and does not relate to the exchange-traded physical commodities underlying any of the DJ-UBSCISM components. Purchasers of the Shares should not conclude that the inclusion of a futures contract in the DJ-UBSCISM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this Prospectus regarding the DJ-UBSCISM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the DJ-UBSCISM components in connection with the Funds. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the DJ-UBSCISM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DJ-UBSCISM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, FUND SHAREHOLDERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJ-UBSCISM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY

OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJ-UBSCISM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND THE LICENSEE, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

DESCRIPTION OF THE COMMODITY BENCHMARKS

Gold

ProShares Ultra Gold, ProShares Short Gold and ProShares UltraShort Gold are designed to track a multiple, the inverse or an inverse multiple of the daily performance of gold bullion as measured by the U.S. dollar p.m. fixing price for delivery in London, which serves as the Funds’ benchmark. The Funds do not directly or physically hold the underlying gold, but instead, seek exposure to gold through the use of Financial Instruments (primarily exchange-traded futures contracts and OTC forward contracts) whose value is based on the underlying price of gold to pursue their investment objective.

The price of gold is the U.S. dollar price of gold bullion as measured by the London afternoon fixing price per troy ounce of unallocated gold bullion for delivery in London through a member of the London Bullion Market Association (the “LBMA”), authorized to effect such delivery. The gold market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

A London gold “fix” is conducted each trading day at 3:00 p.m. London time providing reference gold prices for that day’s trading. Many long-term contracts are priced on the basis of the London gold fix and market participants will usually refer to the London gold fix when looking for a basis for valuation.

Silver

ProShares Ultra Silver and ProShares UltraShort Silver are designed to track a multiple or an inverse multiple of the daily performance of silver bullion as measured by the U.S. dollar fixing price for delivery in London, which serves as the Funds’ benchmark. The Funds do not directly or physically hold the underlying silver, but instead, seek exposure to silver through the use of Financial Instruments whose value is based on the underlying price of silver to pursue their investment objective.

The price of silver is the U.S. dollar price of silver bullion as measured by the London fixing price per troy ounce of unallocated silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery. Like gold, the silver market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

A London silver “fix” is conducted each trading day at 12:00 p.m. London time providing reference silver prices for that day’s trading. Many long-term contracts are priced on the basis of the London silver fix and market participants will usually refer to the London silver fix when looking for a basis for valuation.

DESCRIPTION OF THE CURRENCY BENCHMARKS

ProShares Ultra Euro, ProShares Ultra Yen, ProShares UltraShort Euro and ProShares UltraShort Yen are designed to track a multiple or an inverse multiple of the daily performance of the spot price of the applicable currency versus the U.S. dollar. The spot price of each currency is measured by the 4:00 p.m. (Eastern Time) spot prices as provided by Reuters, expressed in terms of U.S. dollars per unit of foreign currency. The Currency Funds do not necessarily directly or physically hold the underlying currency or currencies and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the underlying currency or currencies to pursue its investment objective.

Euro

ProShares Ultra Euro and ProShares UltraShort Euro are designed to track a multiple or an inverse multiple of the daily performance of the Euro spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Euro/U.S. dollar exchange rate as provided by Reuters, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

In 1998, the European Central Bank in Frankfurt was organized by Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain in order to establish a common currency—the Euro. Unlike the U.S. Federal Reserve System, the Bank of Japan and other comparable central banks, the European Central Bank is a central authority that conducts monetary policy for an economic area consisting of many otherwise largely autonomous states.

At its inception on January 1, 1999, the Euro was launched as an electronic currency used by banks, foreign exchange dealers and stock markets. In 2002, the Euro became cash currency for approximately 300 million citizens of 12 European countries (the eleven countries mentioned above, in addition to Greece). Today, twenty-two countries use the Euro, including Andorra, Cyprus, Finland, Kosovo, Malta, Monaco, Montenegro, San Marino, Slovakia, Slovenia and the Vatican City.

Although the European countries that have adopted the Euro are members of the European Union, the United Kingdom, Denmark and Sweden are European Union members that have not adopted the Euro as their national currency.

Japanese Yen

ProShares Ultra Yen and ProShares UltraShort Yen are designed to track a multiple or an inverse multiple of the daily performance of the Japanese yen spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Japanese yen/U.S. dollar exchange rate as provided by Reuters, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Japanese yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

DESCRIPTION OF THE VIX FUNDS’ BENCHMARKS

The S&P 500 VIX Short-Term Futures Index and S&P 500 VIX Mid-Term Futures Index

The VIX Funds seek to offer exposure to forward equity market volatility by obtaining exposure to the S&P 500 VIX Short-Term Futures Index (the Short-Term Index) and S&P 500 VIX Mid-Term Futures Index (the Mid-Term Index) (together, the “VIX Futures Indexes”), which are based on publicly traded VIX futures contracts. The VIX Futures Indexes are intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contracts comprising each VIX Futures Index. The VIX, which is not the index underlying the VIX Funds, is calculated based on the prices of put and call options on the S&P 500 Index. The VIX Funds can be expected to perform very differently from the VIX.

The Short-Term Index employs rules for selecting VIX futures contracts comprising the Short-Term Index and a formula to calculate a level for that index from the prices of these VIX futures contracts. Specifically, the VIX futures contracts comprising the Short-Term Index represent the prices of two near-term VIX futures contracts, replicating a position that rolls the nearest month VIX futures to the next month VIX futures on a daily basis in equal fractional amounts. This results in a constant weighted average maturity of one-month. The roll period begins on the Tuesday prior to the monthly CBOE VIX futures settlement and runs through the Tuesday prior to the subsequent month’s CBOE VIX futures settlement date.

The Mid-Term Index also employs rules for selecting its VIX futures contracts comprising the Mid-Term Index and a formula to calculate a level for that index from the prices of these VIX futures contracts. Specifically, the VIX futures contracts comprising the Mid-Term Index represent the prices for four contract months of VIX futures, representing a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term Index rolls continuously throughout each month while maintaining positions in the fifth and sixth month contracts. This results in a constant weighted average maturity of five-months.

The level of each VIX Futures Index is calculated in accordance with the method described in “Composition and Calculation of the VIX Futures Indexes—Composition of the VIX Futures Indexes” below. The level of each VIX Futures Index in real time and at the close of trading on each VIX Futures Index business day will be published by Bloomberg L.P. under the following ticker symbols:

Index	Bloomberg Ticker Symbol
S&P 500 VIX Short-Term Futures Index	SPVXSPID
S&P 500 VIX Mid-Term Futures Index	SPVXMPID

The performance of the VIX Futures Indexes is influenced by the S&P 500 Index (and options thereon) and the VIX. A description of VIX futures contracts, the VIX and S&P 500 Index is as follows:

VIX Futures Contracts

Both the Short-Term Index and the Mid-Term Index are comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the CBOE in 2004. VIX futures have expirations ranging from the front month consecutively out to the tenth month. VIX futures contracts allow investors the ability to invest based on their view of forward implied market volatility. Investors that believe the forward implied market volatility of the S&P 500 Index, as represented by VIX futures, will increase may buy VIX futures. Conversely, investors that believe that the forward implied market volatility of the S&P 500 Index, as represented by VIX futures, will decline may sell VIX futures. VIX futures are reported by Bloomberg L.P. under the ticker symbol “VX.”

While the VIX represents a measure of the current expected volatility of the S&P 500 Index over the next 30 days, the prices of VIX futures contracts are based on the current expectation of what the expected 30-day volatility will be at a particular time in the future (on the expiration date). The VIX and VIX futures generally behave quite differently. To illustrate, on January 31, 2011, the VIX was 19.53 and the price of the February 2011 VIX futures contracts expiring on February 16, 2011 was 19.10. In this example, the price of the VIX represented the 30-day implied, or “spot,” volatility (the volatility expected for the period from January 31, 2011 to March 2, 2011) of the S&P 500 Index and the February VIX futures contracts represented forward implied volatility (the volatility expected for the period from February 16, 2011 to March 16, 2011) of the S&P 500 Index. The spot/forward relationship between the VIX and VIX futures has two noteworthy consequences: (1) the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX; and (2) you cannot create a position equivalent to one in VIX futures contracts by buying the VIX and holding the position to the futures expiration date while financing the transaction.

The VIX

The VIX Funds are not linked to the VIX and can be expected to perform very differently from the VIX. The VIX is an index designed to measure the implied volatility of the S&P 500 Index over 30 days in the future, and is calculated based on the prices of certain put and call options on the S&P 500 Index. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500 Index. During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 Index typically increases and, consequently, the prices of options linked to the S&P 500 Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase. The VIX has historically had a negative correlation to the S&P 500 Index. The VIX was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg L.P. under the ticker symbol “VIX.”

The calculation of the VIX involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500 Index (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions. Although the VIX measures the 30-day forward volatility of the S&P 500 Index as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

The S&P 500 Index

The S&P 500 Index is an index that measures large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. As of December 31, 2010, the S&P 500 Index included companies with capitalizations between $1.6 billion and $368 billion. The average capitalization of the companies comprising the S&P 500 Index was approximately $19.3 billion.

S&P publishes the S&P 500 Index. The daily calculation of the current value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500 Index. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500 Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

THE VIX FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE VIX FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE VIX FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE VIX FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE VIX FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. S&P AND CBOE ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE VIX FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE VIX FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE VIX FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE VIX FUNDS.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE VIX FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Composition and Calculation of the VIX Futures Indexes

Composition of the VIX Futures Indexes

The VIX Futures Indexes represent a daily rolling long position in VIX futures contracts of specified maturities and are intended to reflect the returns that are potentially available through an unleveraged investment in those contracts. The Short-Term Index measures the return from a rolling long position in the first and second month VIX futures contracts. The Short-Term Index rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The Mid-Term Index measures the return from a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term Index rolls continuously throughout each month from the fourth month contract into the seventh month contract while maintaining positions in the fifth month and sixth month contracts.

The VIX Futures Indexes roll on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. Certain futures contracts, like those on the VIX, specify a date for settlement in cash based on the price of the underlying asset or index. Once this date is reached, the futures contract “expires.” As described in more detail below, the VIX Futures Indexes operate by, on a daily basis, selling VIX futures contracts with a nearby settlement date and purchasing VIX futures contracts which settle on a later date. The roll for each contract occurs on each VIX Futures Index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. The constant weighted average maturity for the futures underlying the Short-Term Index is one month and for the futures underlying the Mid-Term Index is five months. Rolling futures contracts may have certain adverse consequences as described in the section entitled “Risk Factors.”

Calculation of the VIX Futures Indexes

On any business day, t, the VIX Futures Index is calculated as follows:

(1)

where:

IndexERt-1 = The Index Excess Return on the preceding business day, defined as any date on which the index is calculated.

CDRt = Contract Daily Return, as determined by the following formula:

(2)

where:

t-1 = the preceding business day.

TDWOt	= Total Dollar Weight Obtained on t, as determined by the following formula for each of the VIX Futures Indexes:

(3)

TDWIt-1	= Total Dollar Weight Invested on t-1, as determined by the following formula for each of the VIX Futures Indexes:

(4)

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

DCRPi,t = Daily Contract Reference Price of the ith VIX futures contract on date t.

m = For the S&P 500 VIX Short-Term Futures Index m =1. For the S&P 500 VIX Mid-Term Futures Index m =4.

n = For the S&P 500 VIX Short-Term Futures Index n = 2. For the S&P 500 VIX Mid-Term Futures Index n =7.

Contract Rebalancing

The roll period starts on the Tuesday prior to the monthly VIX futures settlement date (the Wednesday falling 30 calendar days before the S&P 500 Index option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s VIX futures settlement date. Thus, the VIX Futures Indexes are rolling on a continual basis. On the business date after the current roll period ends the following roll period will begin.

In calculating the Excess Return of each of the VIX Futures Indexes, the Contract Roll Weights (CRWi,t) of each of the contracts in the VIX Futures Indexes, on a given day, t, are determined as follows:

S&P 500 VIX Short-Term Futures Index

where:

CRWi,t =	Contract Roll Weight of the ith VIX futures contract on date t.

dt =	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr =	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the roll period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous VIX Futures Index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the first month contract is progressively moved to the second month one over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and gets sold every day afterward as the process begins again.

In addition to the transactions described above, the weight of each VIX futures contract comprising the Short-Term Index is also adjusted every day to ensure that the change in total dollar exposure for the Short-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

S&P 500 VIX Mid-Term Futures Index

where:

CRW[i,t] =	Contract Roll Weight of the ith VIX futures contract on date t.

dt =	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr =	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the roll period, an equal weight is allocated to the fourth, fifth and sixth month contracts. Then on each subsequent business day a fraction of the fourth month VIX futures holding is sold and an equal notional amount of the seventh month VIX futures is bought. The fraction, or quantity, is proportional to the number of fourth month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the fourth month contract is progressively moved to the seventh month contract over the course of the month, until the following roll period start when the old fifth month VIX futures contract becomes the new fourth month VIX futures contract and gets sold every day afterwards as the process begins again. In addition to the transactions described above, the weight of each VIX futures contracts comprising the Mid-Term Index is also adjusted every day to ensure that the change in total dollar exposure for the Mid-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

The Geared Funds

Each Geared Fund seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to twice (2x) the performance of, the inverse (-1x) of the performance of, or twice the inverse (-2x) of the performance of a benchmark. Geared Funds do not seek to achieve their stated objective over a period greater than one day. Because Geared Funds seek investment results for a single day (as measured from the time a Geared Fund calculates its NAV to the time of the Geared Fund’s next NAV calculation) only and on a leveraged and/or inverse basis, each Geared Fund is different from most exchange-traded funds.

Investment Objective of the “Ultra Funds”:

The “Ultra” Funds seek daily results that match twice (2x) the daily performance of a benchmark (before fees and expenses). Ultra Funds do not seek to achieve their stated objective over a period greater than one day. If an Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Ultra Fund acquires long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Ultra Fund’s benchmark, such that each Ultra Fund has exposure intended to approximate twice (2x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “Short Funds”:

The “Short” Funds seek daily results that match the inverse (-1x) of the daily performance of a benchmark (before fees and expenses). Short Funds do not seek to achieve their stated objectives over a period greater than one day. If a Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each Short Fund acquires exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Short Fund’s benchmark, such that each Short Fund has exposure intended to approximate the inverse (1x) of its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “UltraShort Funds”:

The “UltraShort” Funds seek daily results that match twice the inverse (-2x) of the daily performance of a benchmark (before fees and expenses). UltraShort Funds do not seek to achieve their stated objectives over a period greater than one day. If an UltraShort Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraShort Fund acquires exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable UltraShort Fund’s benchmark, such that each UltraShort Fund has exposure intended to approximate twice the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.

The Matching Funds

Each “Matching” Fund seeks, both over a single day and over time, to provide investment results (before fees and expenses) that match the performance of a benchmark.

Investment Objective of the “Matching VIX Funds”:

Each Matching VIX Fund seeks results, both over a single day and over time, that match the performance of its benchmark, as applicable. If a Matching VIX Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding VIX Futures Index when the benchmark rises. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the level of its benchmark when the benchmark declines. Each Matching VIX Fund acquires exposure through VIX futures contracts, such that each Matching VIX Fund has exposure intended to approximate its applicable VIX Futures Index at the time of its NAV calculation. The VIX Futures Indexes track the performance of VIX futures contracts; they do not track the performance of the VIX, and the Matching VIX Funds should not be expected to match the performance of the VIX.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Geared Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents these Funds from achieving such results. Results for these Funds over periods of time greater than one day should not be expected to be a simple inverse (-1x), multiple (2x) or inverse multiple (-2x) of the period return of the corresponding benchmark and will likely differ significantly from such. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Geared Fund’s return for a period as the return of the fund’s underlying benchmark. The Matching VIX Funds seek to achieve their stated investment objective both over a single day and over time.

The corresponding benchmark for each Fund is listed below:

The Commodity Index Funds:

ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity: the Dow Jones—UBS Commodity IndexSM. The Dow Jones—UBS Commodity Index is designed to track commodity futures prices.

ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil: the Dow Jones—UBS Crude Oil SubindexSM. The Dow Jones—UBS Crude Oil Subindex is designed to track crude oil futures prices.

ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas: the Dow Jones—UBS Natural Gas SubindexSM (the “Natural Gas Index”). The Natural Gas Index is designed to track the price of natural gas futures contracts traded on the NYMEX.

The Commodity Funds:

ProShares Ultra Gold, ProShares Short Gold and ProShares UltraShort Gold: the daily performance of gold bullion as measured by the U.S. dollar p.m. fixing price for delivery in London.

ProShares Ultra Silver and ProShares UltraShort Silver: the daily performance of silver bullion as measured by the U.S. dollar fixing price for delivery in London.

The Currency Funds:

ProShares Ultra Euro and ProShares UltraShort Euro: the 4:00 p.m. (Eastern Time) spot price of the Euro versus the U.S. dollar using Euro/U.S. dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

ProShares Ultra Yen and ProShares UltraShort Yen: the 4:00 p.m. (Eastern Time) spot price of the Japanese yen versus the U.S. dollar using the Japanese yen/U.S. dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

The VIX Funds:*

ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF and ProShares UltraShort VIX Short-Term Futures ETF: the S&P 500 VIX Short-Term Futures Index. The Short-Term Index seeks to offer exposure to market volatility through publicly traded futures markets.

ProShares Ultra VIX Mid-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF: the S&P 500 VIX Mid-Term Futures Index. The Mid-Term Index seeks to offer exposure to market volatility through publicly traded futures markets.

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Each Geared Fund, with the exception of the Geared Natural Gas and Geared VIX Funds, invests, or will invest, principally in any one of or combinations of Financial Instruments, including swap agreements, futures contracts, options on futures contracts or forward contracts with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. The types of commodity or currency interests in which the relevant Commodity Funds, Commodity Index Funds or Currency Funds invest may vary daily. The Funds do not currently intend to invest directly in any commodity or currency but may invest directly in U.S. Treasury securities.

Each Geared Natural Gas Fund intends to obtain exposure to the Natural Gas Index by taking long or short positions in natural gas futures contracts. In the event position accountability rules or position limits are reached with respect to natural gas futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Geared Natural Gas Fund to obtain exposure to the Natural Gas Index through swaps referencing the Natural Gas Index or particular natural gas futures contracts comprising the Natural Gas Index, or invest in other futures contracts or swaps not based on the particular natural gas futures contracts comprising the Natural Gas Index if such instruments tend to exhibit trading prices or returns that correlate with the Natural Gas Index or any natural gas futures contract and will further the investment objective of the Geared Natural Gas Fund. The Geared Natural Gas Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) to prevent the Geared Natural Gas Funds from obtaining the appropriate amount of investment exposure to the affected natural gas futures contracts directly or other futures contracts. Each Geared Natural Gas Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the futures contracts and swap agreements.

Each Matching VIX Fund intends to obtain exposure to its VIX Futures Index by taking long or short positions in VIX futures contracts. Each VIX Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the VIX futures contracts.

*	The VIX Funds are benchmarked to indexes comprised of VIX futures contracts and not to the VIX, which is calculated based on the prices of put and call options on the S&P 500 Index. As such, the VIX Funds can be expected to perform very differently from the VIX (in the case of Matching VIX Funds) or a multiple, the inverse or an inverse multiple of the VIX (in the case of Geared VIX Funds).

Each Geared VIX Fund intends to obtain exposure to its VIX Futures Index by taking long or short positions in VIX futures contracts. In the event position accountability rules or position limits are reached with respect to VIX futures contracts, the Sponsor may, in its commercially reasonable judgment, cause a Geared VIX Fund to obtain exposure to its index through swaps referencing the relevant VIX Futures Index or particular VIX futures contracts comprising such VIX Futures Index, or invest in other futures contracts or swaps not based on the particular VIX futures contracts comprising such VIX Futures Index if such instruments tend to exhibit trading prices or returns that correlate with the VIX Futures Indexes or any VIX futures contract and will further the investment objective of the Geared VIX Fund. The Geared VIX Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) to prevent the Geared VIX Funds from obtaining the appropriate amount of investment exposure to the affected VIX futures contracts directly or other futures contracts. Each Geared VIX Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the futures contracts and swap agreements.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, nor does it conduct conventional commodity, currency or volatility research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ underlying benchmarks without regard to market conditions, trends or direction.

For the Commodity Index Funds and VIX Funds, a Fund may hold through Financial Instruments a representative sample of the components in the underlying index, which has aggregate characteristics similar to those of the underlying index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying index. In addition, a Commodity Index Fund may obtain exposure to components not included in the underlying index, invest in assets that are not included in the underlying index or may overweigh or underweigh certain components contained in the underlying index.

As of the NAV calculation time each trading day, each Fund will seek to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. For a Geared Fund, the impact of a benchmark’s movements during the day will affect whether the Fund’s portfolio needs to be repositioned. For example, if the benchmark for an Ultra Fund has risen on a given day, net assets of the Ultra Fund should rise, meaning the Ultra Fund’s long exposure will need to be increased. Conversely, if the benchmark has fallen on a given day, net assets of the Ultra Fund should fall, meaning the Ultra Fund’s long exposure will need to be decreased. Net assets of the Short and UltraShort Funds will generally decrease when their corresponding benchmarks rise, meaning such Funds’ short exposure will need to be decreased. Conversely, if the benchmark has fallen on a given day, net assets of the Short and UltraShort Funds should rise, meaning such Funds’ short exposure will need to be increased.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. In the case of futures contracts based indices, such as the VIX Futures Indexes and those used by the Commodity Index Funds, the reference interest rate is zero, although a financing spread or fee is normally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The notional amounts of the agreement reflect the extent of each Ultra Fund’s total investment exposure under the swap agreement. Each of the Short Fund’s and UltraShort Fund’s exposure is not limited by the notional amount and its exposure is in theory potentially infinite as there is no fixed limit on the increase in any benchmark value. The primary risks associated with the use of swap agreements arise from the inability of counterparties to perform. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with large, established and well capitalized financial institutions. Each Fund that invests in swaps may use various techniques to minimize credit risk.

Each Fund that invests in swaps generally collateralizes swap agreements with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, in an amount approximately equal to what the counterparty owes the Fund. In the event of the bankruptcy of a counterparty, the Fund will have direct access to the collateral received from the counterparty. To the extent any such collateral is otherwise insufficient, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular Reference Asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The primary risks associated with the use of forward agreements arise from the inability of the counterparty to perform.

Each Fund that invests in forward contracts generally collateralizes the forward contracts with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, in an amount approximately equal to what the counterparty owes the Fund. In the event of the bankruptcy of a counterparty, the Fund will have direct access to the collateral received from the counterparty. To the extent any such collateral is otherwise insufficient, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular Reference Asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of Reference Assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying reference are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in futures contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the futures contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

Certain futures contracts, including stock index contracts, VIX futures contracts and certain commodity futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying reference. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Options on Financial Instruments

Option contracts grant one party a right, for a price, either to buy or sell a Reference Asset at a fixed price during a specified period or on a specified day. A call option gives one the right to buy a Reference Asset at an agreed-upon price on or before a certain date. A put option gives one the right to sell a Reference Asset at an agreed-upon price on or before a certain date.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOE (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency currently regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to All Funds—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. As of the date of this Prospectus, the maximum daily price fluctuation limit for natural gas futures contracts is $3.00 per mmBtu ($30,000 per contract) for all months. One mmBtu is equivalent to 10,000 million British thermal units. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt. As of the date of this Prospectus, the maximum daily price fluctuation limit for crude oil futures contracts is $10 per barrel ($10,000 per contract) for all months. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt.

The following futures contracts held in the DJ-UBS Broad Commodity Index have the following price limits:

As of the date of this Prospectus, the maximum daily price fluctuation limit for CBOT Corn futures contracts is $0.30 per bushel expandable to $0.45 and then to $0.70 when the market closes at limit bid or limit offer. There shall be no price limits on the current month.

As of the date of this Prospectus, the maximum daily price fluctuation limit for ICE Cotton No. 2® futures contracts is subject to a daily price limit that can range from 3 to 7 cents per pound, with details set forth in ICE Futures U.S.®, Inc. Cotton No. 2 Rule 10.09.

As of the date of this Prospectus, the maximum daily price fluctuation limit for CME Live Cattle futures contracts is $.03 per pound above or below the previous day’s settlement price.

As of the date of this Prospectus, the maximum daily price fluctuation limit for CME Lean Hogs futures contracts is $.03 per pound above or below previous day’s settlement price; none for expiring contract in last two trading days.

As of the date of this Prospectus, the maximum daily price fluctuation limit for CBOT Soybeans futures contracts is $0.70 per bushel expandable to $1.05 and then to $1.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

As of the date of this Prospectus, the maximum daily price fluctuation limit for CBOT Soybean Oil futures contracts is 2.5 cents per pound expandable to 3.5 cents per pound and then to 5.5 cents per pound when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

As of the date of this Prospectus, the maximum daily price fluctuation limit for CBOT Wheat futures contracts is $0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. No performance information is presented with respect to the Short, Natural Gas and Geared VIX Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Short, Natural Gas and Geared VIX Funds are purchased by the initial Authorized Participant for the Short, Natural Gas and Geared VIX Funds (all as described in the “Plan of Distribution” section of this Prospectus). The performance of the Short, Natural Gas and Geared VIX Funds will differ materially in certain respects from the performance of the Funds which are included herein.

The performance of the Funds which are summarized herein are materially different in certain respects from the Short, Natural Gas and Geared VIX Funds and the past performance summaries of the Funds below are generally not representative of how the Short, Natural Gas and Geared VIX Funds might perform in the future.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$41,711,516
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$8,789,691
Net Asset Value as of July 31, 2011:	$16,002,443
Net Asset Value per Share[4] as of July 31, 2011:	$35.56
Worst Monthly Loss:[5]	-14.51%
(January 2010)
Worst Peak-to-Valley Loss:[6]	-28.90%
(Inception—February 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:1

	2008	2009	2010	2011
January		-11.51%	-14.51%	1.63%
February		-9.37%	6.89%	2.58%
March		5.85%	-2.89%	4.06%
April		0.66%	3.56%	6.11%
May		26.77%	-13.83%	-10.53%
June		-4.85%	0.16%	-10.87%
July		5.57%	13.55%	6.50%
August		-1.97%	-5.36%
September		2.33%	14.71%
October		5.82%	9.65%
November	-1.59%	6.47%	-1.44%
December	-9.91%	3.47%	22.04%
Annual	-11.34%	27.25%	28.95%	N/A
Year-to-Date	N/A	N/A	N/A	-2.23%

[1]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$95,173,240
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$19,867,303
Net Asset Value as of July 31, 2011:	$11,697,289
Net Asset Value per Share[4] as of July 31, 2011:	$44.99
Worst Monthly Loss:[5]	-23.20%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-74.41%
(February 2009 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:2

	2008	2009	2010	2011
January		8.25%	15.02%	-2.66%
February		7.52%	-8.21%	-3.16%
March		-10.44%	1.86%	-5.66%
April		-3.46%	-4.33%	-6.50%
May		-23.20%	14.14%	9.15%
June		0.93%	-1.55%	11.01%
July		-8.52%	-12.92%	-6.96%
August		-0.65%	4.72%
September		-4.80%	-13.42%
October		-7.91%	-10.27%
November	1.14%	-7.92%	-1.01%
December	5.97%	-4.66%	-19.03%
Annual	7.18%	-45.43%	-34.35%	N/A
Year-to-Date	N/A	N/A	N/A	-6.26%

[2]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$3,300,957,166
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$5,759,332
Net Asset Value as of July 31, 2011:	$305,771,409
Net Asset Value per Share[4] as of July 31, 2011:	$42.18
Worst Monthly Loss:[5]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-69.39%
(Inception—April 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:3

	2008	2009	2010	2011
January		-29.62%	-17.41%	-0.76%
February		-22.51%	16.44%	-0.93%
March		6.57%	9.05%	16.17%
April		-10.92%	6.28%	11.89%
May		58.86%	-30.86%	-21.14%
June		7.46%	-1.02%	-15.38%
July		-5.61%	6.72%	-1.08%
August		-6.46%	-16.13%
September		-1.64%	17.69%
October		16.57%	1.00%
November	-1.38%	-1.68%	4.12%
December	-40.05%	-2.91%	17.17%
Annual	-40.88%	-14.59%	-0.99%	N/A
Year-to-Date	N/A	N/A	N/A	-15.64%

[3]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$1,383,257,781
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$131,177,379
Net Asset Value as of July 31, 2011:	$156,447,386
Net Asset Value per Share[4] as of July 31, 2011:	$47.84
Worst Monthly Loss:[5]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-82.21%
(February 2009 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:4

	2008	2009	2010	2011
January		20.65%	19.06%	-1.93%
February		15.74%	-17.55%	-1.17%
March		-23.29%	-9.94%	-16.39%
April		2.31%	-7.28%	-12.36%
May		-40.18%	37.38%	17.41%
June		-11.11%	-2.10%	13.87%
July		-1.14%	-8.74%	-0.90%
August		3.15%	16.03%
September		-4.21%	-16.55%
October		-17.10%	-3.48%
November	-2.35%	-1.21%	-6.34%
December	19.09%	1.00%	-15.66%
Annual	16.28%	-52.91%	-25.70%	N/A
Year-to-Date	N/A	N/A	N/A	-5.91%

[4]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$345,937,669
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$136,825,159
Net Asset Value as of July 31, 2011:	$334,037,259
Net Asset Value per Share[4] as of July 31, 2011:	$90.28
Worst Monthly Loss:[5]	-15.05%
(December 2009)
Worst Peak-to-Valley Loss:[6]	-16.93%
(November 2009 – January 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:5

	2008	2009	2010	2011
January		10.61%	-2.22%	-11.26%
February		6.21%	4.96%	12.66%
March		-8.60%	0.81%	3.57%
April		-7.93%	11.30%	13.40%
May		21.19%	4.29%	-0.32%
June		-8.76%	5.47%	-4.33%
July		0.44%	-12.14%	16.53%
August		3.04%	13.12%
September		7.95%	9.62%
October		8.54%	5.68%
November		26.93%	4.89%
December	23.30%	-15.05%	2.65%
Annual	23.30%	42.95%	57.02%	N/A
Year-to-Date	N/A	N/A	N/A	30.48%

[5]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$280,322,073
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$178,015,240
Net Asset Value as of July 31, 2011:	$85,129,290
Net Asset Value per Share[4] as of July 31, 2011:	$20.32
Worst Monthly Loss:[5]	-22.76%
(November 2009)
Worst Peak-to-Valley Loss:[6]	-83.75%
(Inception—July 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011
January		-12.44%	0.61%	11.62%
February		-8.58%	-6.45%	-11.95%
March		4.35%	-2.01%	-4.43%
April		6.15%	-11.01%	-12.72%
May		-18.90%	-5.46%	-0.84%
June		8.14%	-6.70%	3.70%
July		-1.67%	12.44%	-15.13%
August		-4.12%	-12.50%
September		-8.81%	-9.53%
October		-9.09%	-6.43%
November		-22.76%	-6.35%
December	-22.47%	15.24%	-4.06%
Annual	-22.47%	-45.91%	-45.83%	N/A
Year-to-Date	N/A	N/A	N/A	-28.45%

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$1,166,101,458
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$581,377,100
Net Asset Value as of July 31, 2011:	$1,093,374,531
Net Asset Value per Share[4] as of July 31, 2011:	$210.26
Worst Monthly Loss:[5]	-43.56%
(May 2011)
Worst Peak-to-Valley Loss:[6]	-54.49%
(April 2011 – June 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:7

	2008	2009	2010	2011
January		30.91%	-9.19%	-19.29%
February		10.07%	-3.77%	44.19%
March		-3.39%	16.36%	25.05%
April		-8.72%	11.87%	62.43%
May		48.18%	-2.78%	-43.56%
June		-20.90%	0.64%	-19.37%
July		-5.87%	-12.07%	25.13%
August		11.41%	13.00%
September		25.22%	35.55%
October		-0.05%	16.11%
November		17.86%	25.47%
December	14.42%	-13.40%	25.30%
Annual	14.42%	99.56%	173.63%	N/A
Year-to-Date	N/A	N/A	N/A	34.61%

[7]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$1,344,412,443
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$926,768,328
Net Asset Value as of July 31, 2011:	$580,517,448
Net Asset Value per Share[4] as of July 31, 2011:	$13.64
Worst Monthly Loss:[5]	-42.41%
(April 2011)
Worst Peak-to-Valley Loss:[6]	-98.67%
(Inception—April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:8

	2008	2009	2010	2011
January		-30.75%	6.25%	17.54%
February		-12.75%	-1.65%	-33.03%
March		-3.04%	-17.28%	-26.55%
April		4.15%	-13.65%	-42.41%
May		-37.42%	-3.39%	20.59%
June		18.90%	-5.63%	16.50%
July		0.97%	10.64%	-26.91%
August		-16.54%	-14.05%
September		-26.33%	-28.05%
October		-4.39%	-18.10%
November		-19.82%	-26.17%
December	-21.60%	11.08%	-24.65%
Annual	-21.60%	-76.00%	-78.79%	N/A
Year-to-Date	N/A	N/A	N/A	-65.82%

[8]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$27,964,079
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$6,868,400
Net Asset Value as of July 31, 2011:	$8,893,442
Net Asset Value per Share[4] as of July 31, 2011:	$29.64
Worst Monthly Loss:[5]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[6]	-34.40%
(November 2009 – June 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:9

	2008	2009	2010	2011
January		-16.10%	-6.28%	4.70%
February		-2.14%	-3.74%	1.57%
March		9.48%	-1.78%	5.42%
April		-0.98%	-2.97%	9.16%
May		14.01%	-15.18%	-5.62%
June		-1.71%	-0.90%	1.50%
July		3.03%	13.32%	-1.85%
August		1.01%	-5.63%
September		4.06%	15.54%
October		1.04%	4.08%
November	-3.10%	4.00%	-13.15%
December	20.70%	-9.23%	5.95%
Annual	16.96%	3.03%	-14.48%	N/A
Year-to-Date	N/A	N/A	N/A	15.06%

[9]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$1,285,945,206
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$720,900,197
Net Asset Value as of July 31, 2011:	$647,480,931
Net Asset Value per Share[4] as of July 31, 2011:	$16.97
Worst Monthly Loss:[5]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-36.77%
(November 2008 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:10

	2008	2009	2010	2011
January		17.58%	6.32%	-5.04%
February		1.29%	3.37%	-1.95%
March		-9.86%	1.30%	-5.56%
April		0.18%	2.58%	-8.81%
May		-12.88%	16.81%	5.21%
June		0.93%	0.30%	-2.15%
July		-3.45%	-12.37%	1.32%
August		-1.43%	5.33%
September		-4.24%	-14.03%
October		-1.41%	-4.60%
November	2.93%	-4.32%	14.26%
December	-18.61%	9.68%	-6.11%
Annual	-16.22%	-10.84%	8.66%	N/A
Year-to-Date	N/A	N/A	N/A	-16.36%

[10]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Yen[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$9,999,181
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$3,786,887
Net Asset Value as of July 31, 2011:	$5,533,270
Net Asset Value per Share[4] as of July 31, 2011:	$36.89
Worst Monthly Loss:[5]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[6]	-18.31%
(January 2009 – March 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:11

	2008	2009	2010	2011
January		1.67%	6.21%	-2.25%
February		-15.60%	2.89%	0.55%
March		-3.21%	-9.78%	-3.51%
April		0.49%	-1.08%	4.97%
May		6.81%	6.40%	-1.08%
June		-2.48%	5.51%	2.38%
July		3.30%	4.39%	9.24%
August		3.19%	5.59%
September		7.30%	0.99%
October		-0.79%	7.47%
November	3.03%	8.35%	-7.64%
December	10.44%	-14.04%	5.91%
Annual	13.79%	-8.11%	28.13%	N/A
Year-to-Date	N/A	N/A	N/A	10.13%

[11]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Yen[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$672,376,730
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$408,473,904
Net Asset Value as of July 31, 2011:	$321,622,304
Net Asset Value per Share[4] as of July 31, 2011:	$13.80
Worst Monthly Loss:[5]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-45.30%
(March 2009 – July 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:12

	2008	2009	2010	2011
January		-2.56%	-6.25%	1.85%
February		17.12%	-3.39%	-0.87%
March		2.07%	10.27%	2.79%
April		-1.17%	0.74%	-5.14%
May		-7.18%	-7.31%	0.74%
June		1.58%	-5.58%	-2.64%
July		-3.95%	-4.67%	-8.79%
August		-3.66%	-5.79%
September		-7.28%	-1.61%
October		0.16%	-7.23%
November	-3.07%	-8.10%	7.93%
December	-10.60%	15.36%	-6.09%
Annual	-13.35%	-1.10%	-26.84%	N/A
Year-to-Date	N/A	N/A	N/A	-11.94%

[12]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$158,767,924
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$48,790,036
Net Asset Value as of July 31, 2011:	$36,624,286
Net Asset Value per Share[4] as of July 31, 2011:	$50.52
Worst Monthly Loss:[5]	-21.52%
(April 2011)
Worst Peak-to-Valley Loss:[6]	-43.16%
(Inception—June 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:13

2011
January[14]	-12.84%
February	-6.37%
March	-1.88%
April	-21.52%
May	-8.52%
June	-1.13%
July	11.10%
August
September
October
November
December
Year-to-Date[15]	-36.86%

[13]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
[14]	Represents return from inception to January 31, 2011, as the inception of trading date for the pool was after January 1, 2011.
[15]	Represents inception-to-date return, as the inception of trading date for the pool was after January 1, 2011.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of July 31, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Mid-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of July 31, 2011:	$32,434,923
Aggregate Net Capital Subscriptions[3] as of July 31, 2011:	$13,257,801
Net Asset Value as of July 31, 2011:	$10,440,077
Net Asset Value per Share[4] as of July 31, 2011:	$59.66
Worst Monthly Loss:[5]	-10.88
(January 2011)
Worst Peak-to-Valley Loss:[6]	-25.43%
(Inception—July 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of July 31, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:16

2011
January[17]	-10.88%
February	-3.79%
March	-1.77%
April	-6.98%
May	-2.60%
June	1.15%
July	-3.41%
August
September
October
November
December
Year-to-Date[18]	-25.43%

[16]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
[17]	Represents rate of return from inception to January 31, 2011, as the inception of trading date for the pool was after January 1, 2011.
[18]	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to certain of the Funds incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011.

The Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds are newly formed and have no operating history.

Liquidity and Capital Resources

Prior to the date of this Prospectus, the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds have not begun trading activities. In order to collateralize derivatives positions, a significant portion of the NAV of such Fund will be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). A portion of these investments may serve as collateral for such Fund’s trading in Financial Instruments, as applicable.

The Financial Instruments held by a Geared Natural Gas Fund, Short Gold Fund or Geared VIX Fund may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, swaps and forward contracts are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. In the case of futures contracts, exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no futures trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in such futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Geared Natural Gas Fund, Short Gold Fund and Geared VIX Fund from promptly liquidating its futures positions.

With respect to the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds, entry into swap agreements or forward contracts may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties, do not have uniform terms and conditions, and generally are not transferrable without the consent of the counterparty. Therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments.

As of the date of this Prospectus, the Trust is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

Because the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds may enter into swaps or trade futures or forward contracts, their capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Results of Operations

During the time period from January 1, 2011 to September 27, 2011, the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds had not yet commenced investment activities nor issued Shares, other than those issued to the Sponsor. These Funds did not purchase or own Financial Instruments during this period. There were no receipts or disbursements of cash to or from these Funds during this period. The Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds did not receive any revenue, capital gains (losses), or incur any expenses, during this time period.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds have not used, nor do they expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of these Funds. While these Funds’ exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on their financial position.

Management fee payments made to the Sponsor will be calculated as a fixed percentage of the NAV of each Geared Natural Gas Fund, Short Gold Fund and Geared VIX Fund, less offering costs for the first year. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party. One officer of the Trust also serves as an officer and owner of the Sponsor.

Market Risk

Each Geared Natural Gas Fund, Short Gold Fund and Geared VIX Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the Financial Instruments it holds are traded and the relationships among the Financial Instruments held. The inherent uncertainty of the trading of these Funds as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds enter into Financial Instruments, they will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on U.S. and most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

It is expected that swap and forward agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to any Fund.

Swap agreements do not generally involve the delivery of underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, a Geared Natural Gas Fund, Short Gold Fund or Geared VIX Fund’s risk of loss consists of the net amount of payments that these Funds are contractually entitled to receive, if any. Swap counterparty risk will be generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery collateral posted in segregated tri-party accounts at the respective Fund’s custodian bank.

Forward contracts do not involve the delivery of assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration, particularly in the case of currency forwards. Thus, prior to settlement, if the counterparty to a forward contract defaults, a Geared Natural Gas Fund, Short Gold Fund or Geared VIX Fund’s risk of loss consists of the net amount of payments that such Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, these Funds may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The FCMs for the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Fund, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to each Fund, all assets of each Fund relating to domestic futures trading, and the FCMs will not be allowed to commingle such assets with other assets of the FCMs. In addition, CFTC regulations will also require the FCMs to hold in a secure account assets of each Fund related to foreign futures trading.

The Sponsor attempts to minimize certain of these market and credit risks by normally:

•	executing and clearing trades with creditworthy counterparties, as determined by the Sponsor;

•	limiting the outstanding amounts due from counterparties to the Funds;

•	not posting margin directly with a counterparty;

•	generally requiring that the counterparty posts collateral for amounts owed to the Funds, as marked to market;

•	limiting the amount of margin or premium posted at an FCM; and

•	ensuring that deliverable contracts are hot held to such a date when delivery of the underlying assets could be called for.

Critical Accounting Policies

The Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds’ critical accounting policies will be as follows:

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used.

The Geared Natural Gas Funds, Short Gold Fund and Geared VIX Fund will have significant exposure to one or more types of Financial Instruments, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The use of fair value to measure Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds’ financial statements. The fair value of a Financial Instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Short-term investments will be valued at market price.

Derivatives (e.g., futures, swaps and forward agreements) will be generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will be generally valued at the last settled price on the applicable exchange on which that future trades. Futures contracts entered into by the Commodity Funds will be valued at the last sales price prior to the time at which the NAV for the Fund is determined. If there was no sale on that day, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would be generally determined based on available inputs about the current value of the underlying Financial Instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While each Geared Natural Gas Fund, Short Gold Fund and Geared VIX Fund’s policy is intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, these Funds cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that they could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by these Funds may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of the Funds are, or will be, used to enter into Financial Instruments in which a Fund invests, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may in part be deposited with the FCMs as margin in connection with futures contracts or in segregated accounts at the Funds’ custodian bank as collateral for swap agreements or forward contracts, as applicable. To the extent, if any, that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected Jeffries Bache, LLC (“JBL”), RBC Capital Markets Corporation (“RBC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) as its FCMs. JBL currently is an indirect, wholly-owned subsidiary of Jefferies Group, Inc. Prior to July 1, 2011, JBL had been an indirect, wholly-owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. Each of JBL, RBC and Merrill Lynch, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures and options on futures transactions, as applicable. Each of JBL, RBC and Merrill Lynch acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to JBL, RBC or Merrill Lynch, as applicable. Each of JBL, RBC and Merrill Lynch is registered as an FCM with the CFTC and is a member of the NFA. JBL and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. Neither JBL, RBC or Merrill Lynch is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee, BBH&Co. (the “Administrator”) or the Custodian. Neither JBL, RBC or Merrill Lynch is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither JBL , RBC nor Merrill Lynch has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither JBL, RBC or Merrill Lynch provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon JBL, RBC or Merrill Lynch in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace JBL, RBC and/or Merrill Lynch as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the Financial Instruments as described above.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Geared Funds, other than the Matching VIX Funds, the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds, the analysis assumes that the average daily NAV per Fund is $25.00. For purposes of calculating the amounts in the Breakeven Table for the Matching VIX Funds, the analysis assumes that the average daily NAV per Fund is $80.00. For purposes of calculating the amounts in the Breakeven Table for the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds, the analysis assumes that the average daily NAV per Fund is $40.00.

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Ultra DJ-UBS Commodity		ProShares Ultra DJ-UBS Crude Oil		ProShares Ultra Gold		ProShares Ultra Silver		ProShares Ultra Euro		ProShares Ultra Yen
	$	%	$	%	$	%	$	%	$	%	$	%
Selling price per share	25.00		25.00		25.00		25.00		25.00		25.00
Management fee [2]	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%
Brokerage commissions and fees[4]	0.00	0.00%	0.01	0.04%	NM *	NM *	NM *	NM *	0.00	0.00%	0.00	0.00%
Other expenses[5]	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.24	0.95%	0.25	0.99%	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%
Interest income[6]	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[7]	0.20	0.80%	0.21	0.84%	0.20	0.80%	0.20	0.80%	0.20	0.80%	0.20	0.80%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares UltraShort DJ-UBS Commodity		ProShares UltraShort DJ-UBS Crude Oil		ProShares UltraShort Gold		ProShares UltraShort Silver		ProShares UltraShort Euro		ProShares UltraShort Yen
	$	%	$	%	$	%	$	%	$	%	$	%
Selling price per share	25.00		25.00		25.00		25.00		25.00		25.00
Management fee[2]	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%
Brokerage commissions and fees[4]	0.00	0.00%	0.02	0.06%	NM *	NM *	NM *	NM *	0.00	0.00%	0.00	0.00%
Other expenses[5]	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.24	0.95%	0.26	1.01%	0.24	0.95%	0.24	0.95%	0.24	0.95%	0.24	0.95%
Interest income[6]	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%	(0.04)	(0.15)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[7]	0.20	0.80%	0.22	0.86%	0.20	0.80%	0.20	0.80%	0. 20	0.80%	0. 20	0.80%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares VIX Short-Term Futures ETF		ProShares VIX Mid-Term Futures ETF		ProShares Ultra DJ-UBS Natural Gas		ProShares Short DJ-UBS Natural Gas		ProShares UltraShort DJ-UBS Natural Gas		ProShares Short Gold
	$	%	$	%	$	%	$	%	$	%	$	%
Selling price per share	80.00		80.00		40.00		40.00		40.00		40.00
Management fee[2]	0.36	0.45%	0.48	0.60%	0.36	0.90%	0.36	0.89%	0.36	0.90%	0.37	0.93%
Offering Costs[3]	0.32	0.40%	0.20	0.25%	0.02	0.05%	0.02	0.06%	0.02	0.05%	0.01	0.02%
Brokerage commissions and fees[4]	0.00	0.00%	0.00	0.00%	0.06	0.16%	0.04	0.10%	0.10	0.25%	0.01	0.02%
Other expenses[5]	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.68	0.85%	0.68	0.85%	0.44	1.11%	0.42	1.05%	0.48	1.20%	0.39	0.97%
Interest income[6]	(0.12)	(0.15)%	(0.12)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[7]	0.56	0.70%	0.56	0.70%	0.38	0.96%	0.36	0.90%	0.42	1.05%	0.33	0.82%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Ultra VIX Short-Term Futures ETF		ProShares Short VIX Short-Term Futures ETF		ProShares UltraShort VIX Short-Term Futures ETF		ProShares Ultra VIX Mid-Term Futures ETF		ProShares Short VIX Mid-Term Futures ETF		ProShares UltraShort VIX Mid-Term Futures ETF
	$	%	$	%	$	%	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00		40.00		40.00		40.00
Management fee[2]	0.36	0.89%	0.36	0.89%	0.36	0.91%	0.36	0.91%	0.36	0.91%	0.36	0.91%
Offering Costs[3]	0.02	0.06%	0.02	0.06%	0.02	0.04%	0.02	0.04%	0.02	0.04%	0.02	0.04%
Brokerage commissions and fees[4]	0.25	0.63%	0.16	0.39%	0.37	0.92%	0.08	0.21%	0.06	0.14%	0.14	0.34%
Other expenses[5]	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.63	1.58%	0.54	1.34%	0.75	1.87%	0.46	1.16%	0.44	1.09%	0.52	1.29%
Interest income[6]	(0.06)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%	(0.06)	(0.15)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[7]	0.57	1.43%	0.48	1.19%	0.69	1.72%	0.40	1.01%	0.38	0.94%	0.46	1.14%

*	Not meaningful—amount is less than $0.005 or 0.005%.
1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month end NAV and is based on $25.00 as the NAV per Share of each of the Geared Funds, other than the Matching VIX Funds, the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds, $80.00 as the NAV per Share of each of the Matching VIX Funds, and 40.00 as the NAV per Share of each of the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds. The actual NAV of each Fund differs and is likely to change on a daily basis. The initial price per Share to be paid by the initial Authorized Participants is $40.00 per Share for each of the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds. The actual NAV of each of the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis.
2.	From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers and, for the Matching VIX Funds only, brokerage commissions on their VIX futures contracts.
3.	Expenses incurred in connection with the initial offering of the Fund’s shares will be paid by the Trust, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses and the Sponsor will reimburse a Fund to the extent that its organizational and offering costs exceeds 0.95% of each Geared Fund’s average daily NAV and 0.85% of each Matching VIX Fund’s average daily NAV for the first year of operations. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Sponsor.
4.	The Funds are subject to brokerage commissions including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The effects of trading spreads, financing costs/fees associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis. In addition, the Sponsor is currently paying the brokerage commissions on the VIX futures contracts for the Matching VIX Funds.
5.	In connection with orders to create and redeem Creation Units, Authorized Participants pay a fixed transaction fee in the amount of up to $500 per order. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable fee of up to 0.10% of the value of the Creation Units that are purchased or sold from Authorized Participants. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Creation Unit-by-Creation Unit basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
6.	Based on current U.S. Treasury securities yields and anticipated investment levels in the various Funds, the breakeven analysis assumes an interest rate of 0.15% for the Funds.
7.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Organization and Offering Stage

Offering Costs

Offering costs will be amortized by the Funds over a twelve month period on a straight line basis. The Sponsor will not charge its fee in the first year of operations of each Geared Natural Gas Fund and each Geared VIX Fund in an amount equal to the offering costs incurred by such Fund. The Sponsor will reimburse each such Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund are paid by the Sponsor.

Operational Stage

Management Fee

Each Geared Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV, except as noted under “Offering Costs,” above. Each Matching VIX Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.85% per annum of its average daily NAV.

No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays Dow Jones—UBS a licensing fee for the Dow Jones—UBS Commodity Index, as well as for each subindex that serves as a benchmark for a Commodity Index Fund, and pays S&P a licensing fee for use of the VIX Futures Indexes as indexes for the VIX Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor and Transfer Agent, licensing fees, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of the Funds, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual K-1 preparation and mailing fees not exceeding 0.10% per annum of the NAV of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund, except the Matching VIX Funds, pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The Sponsor is currently paying brokerage commissions on VIX futures contracts for the Matching VIX Funds.

Other Transaction Costs

The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). The effects of these other transaction costs are not included in the above breakeven analysis.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems, or will create and redeem, Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Geared Fund or 25,000 Shares of a Matching VIX Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds. If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant also agrees to enter into or arrange for an exchange of futures for related position or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an exchange of futures for related position to effect an order to redeem Creation Units.

An exchange of futures for related position is a technique permitted by the rules of the applicable futures exchange that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, of give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An exchange of futures for related position by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, exchanges of futures for related positions can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits the VIX Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit of Shares in order to compensate BBH&Co., as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized

Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE, NYSE Arca, CBOE, CFE, CME, CBOT, NYMEX or ICE or other exchange material to the valuation or operation of the Funds is closed for regular trading.

Purchase orders must be placed by the cut-off time shown on pages 3-4. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Geared Fund, or 25,000 Shares of the applicable Matching VIX Fund, on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to NAV calculation time, which may be different from the close of U.S. markets as shown in the table on pages 3-4.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of the National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the third Business Day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE, CME, CBOT, NYMEX or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the third Business Day immediately following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE, CME, CBOT, NYMEX or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH&Co. for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BBH&Co. of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares ETFs, allegedly failing to adequately disclose the funds’ investment objectives and risks. The six funds of the Trust named in the complaint are ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. The Trust believes the complaint is without merit and that the anticipated outcome will not adversely impact the operation of the Trust or any of its funds.

JBL currently is an indirect, wholly-owned subsidiary of Jefferies Group, Inc. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. JBL is registered as an FCM with the CFTC and is a member of the NFA. JBL is a clearing member of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is registered as an FCM with the CFTC and is a member of the NFA. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges.

From time to time each of JBL, Merrill Lynch and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchant—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 87, each of JBL, Merrill Lynch and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues, or will issue, common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH&Co., 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

ProShare Capital Management LLC, is the Sponsor of the Trust and the Funds. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and the Funds. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone number (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of Commodity Pools Operated by the Commodity Pool Operator” on page 98 in this Prospectus.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor
Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor
Jeff Ploshnick	Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Lisa P. Johnson	Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940 (the “Advisers Act”).

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments from January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Jeffrey Ploshnick, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011 and Senior Portfolio Manager of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include day-to-day portfolio management of the Currency Funds. Mr. Ploshnick served as a Senior Portfolio Manager of PFA since May 2007 and Portfolio Manager from February 2001 to April 2007.

Ryan Dofflemeyer, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010 and Portfolio Manager of the Sponsor since January 3, 2011. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the VIX Funds. Mr. Dofflemeyer serves as a Portfolio Manager of PFA since August 2007 and served as Junior Portfolio Analyst from October 2003 to August 2007. Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds since May 2008 and Portfolio Manager for PSA since March 2010. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute from September 2001 to August 2003.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with ProFunds Distributors Inc. (“PDI”) since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PFA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns (1) 14 Shares in each of ProShares Ultra DJ-UBS Commodity, ProShares Ultra Gold, ProShares Ultra Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen and ProShares UltraShort Yen, (2) five Shares in each of ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF, (3) three Shares in ProShares Ultra DJ-UBS Crude Oil, and (4) two Shares in each of ProShares UltraShort DJ-UBS Commodity, ProShares UltraShort DJ-UBS Crude Oil and UltraShort Gold. Additionally, the Sponsor has invested $400 in each Geared Natural Gas Fund other than ProShares Short DJ-UBS Natural Gas in which the Sponsor invested $200. Also, the Sponsor has invested $200 in ProShares Short Gold and $400 in each of the Ultra, UltraShort and Short VIX Short-Term ETFs and the Ultra, UltraShort and Short VIX Mid-Term Futures ETFs. As of the date of this Prospectus, PSA, an affiliate of the Sponsor, owns 100 Shares in each of ProShares UltraShort DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Commodity. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund trade, or will trade, on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund, means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV.

Fund	NAV Calculation Time
ProShares Ultra Silver	7:00 a.m. (Eastern Time)*
ProShares UltraShort Silver

ProShares Ultra Gold	10:00 a.m. (Eastern Time)*
ProShares Short Gold
ProShares UltraShort Gold

ProShares Ultra DJ-UBS Commodity	2:30 p.m. (Eastern Time)
ProShares UltraShort DJ-UBS Commodity

ProShares Ultra DJ-UBS Crude Oil	2:30 p.m. (Eastern Time)
ProShares UltraShort DJ-UBS Crude Oil

ProShares Ultra DJ-UBS Natural Gas	2:30 p.m. (Eastern Time)
ProShares Short DJ-UBS Natural Gas
ProShares UltraShort DJ-UBS Natural Gas

ProShares Ultra Euro	4:00 p.m. (Eastern Time)
ProShares UltraShort Euro

ProShares Ultra Yen	4:00 p.m. (Eastern Time)
ProShares UltraShort Yen

ProShares Ultra VIX Short-Term Futures ETF	4:15 p.m. (Eastern Time)
ProShares VIX Short-Term Futures ETF
ProShares Short VIX Short-Term Futures ETF
ProShares UltraShort VIX Short-Term Futures ETF

ProShares Ultra VIX Mid-Term Futures ETF	4:15 p.m. (Eastern Time)
ProShares VIX Mid-Term Futures ETF
ProShares Short VIX Mid-Term Futures ETF
ProShares UltraShort VIX Mid-Term Futures ETF

*	For silver and gold, this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times equate to noon London time for silver, and 3:00 p.m. London time for gold.

In calculating the indicative NAV of a Fund, the settlement value of the Fund’s non-exchange-traded Financial Instruments, is determined by applying the then-current disseminated value for the applicable benchmark to the terms of such Fund’s non-exchange-traded Financial Instruments. However, in the event that an underlying Reference Asset is not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the index level in order to value the Fund’s non-exchange-traded Financial

Instruments for purposes of NAV calculation. Such fair value prices would be generally determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Futures contracts traded on a U.S. exchange are calculated at their then current market value, which is based upon the settlement price (for VIX Funds and funds benchmarked to the Dow Jones—UBS Crude Oil SubindexSM, the Dow Jones—UBS Natural Gas SubindexSM and the Dow Jones—UBS Commodity IndexSM) or the last traded price before the NAV time (for funds benchmarked to the London silver fix, the London PM gold fix, the Japanese yen/U.S. dollar and the Euro/U.S. dollar), for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which NAV is being determined. If a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would be generally determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Funds may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Due to non-concurrent trading hours, the IOPV for Funds based on the DJ-UBS Natural Gas and Crude Oil Subindexes will not update following the determination of the 2:30 p.m. settlement price of the futures contracts underlying the relevant index. The IOPVs for Funds based on the DJ-UBS Commodity Index will receive progressively more limited updates during a trading day as the settlement price for each individual component is determined. The IOPVs will not be updated after 2:30 p.m.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IOPV provides additional information that is not otherwise available to the public in such form and may be useful to investors and market professionals in connection with the trading of Shares.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over distributions made by each Fund. Each Fund currently does not expect to make distributions with respect to capital gains or income. Depending on a Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor may receive with respect to such year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH&Co. as the Administrator of the Funds and BBH&Co. has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH&Co. serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH&Co.’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. prepares and files certain regulatory filings on behalf of the Funds. BBH&Co. may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH&Co., a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160—181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH&Co. serves as Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH&Co. serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH&Co. is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

DISTRIBUTOR

SEI serves as Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; telephone number (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly-owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

FUTURES COMMISSION MERCHANT

Each of JBL (formerly Prudential Bache Commodities, LLC), RBC and Merrill Lynch, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of JBL, Merrill Lynch and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to JBL, Merrill Lynch or RBC, as applicable.

The investor should be advised that neither JBL, Merrill Lynch or RBC is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, neither JBL, Merrill Lynch nor RBC is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

Neither JBL, Merrill Lynch or RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither JBL, Merrill Lynch or RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon JBL, Merrill Lynch or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace JBL, Merrill Lynch and/or RBC as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

JBL

In April 2006, one of JBL’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of JBL, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

In December 2009, JBL was served with served with a statement of claim in an arbitration brought before the NFA. The claimant, an oil company involved in the marketing, supply and transportation of petroleum products (the “Claimant”), alleges that JBL knew that one of Claimant’s employees, who had been an authorized trader for the Claimant, engaged in unauthorized trading and that JBL permitted him to do so. Claimant alleges actual damages of $7 million and, to the extent it also alleges that JBL violated the “RICO” statute, claims treble damages, or $21 million. JBL has filed an answer denying any responsibility for the conduct of the Claimant’s employee. A hearing in this arbitration is scheduled for November 2011.

Merrill Lynch

Merrill Lynch has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation arising in connection with its activities as a global, diversified, financial services institution.

Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress. Merrill Lynch is also involved in investigations and/or proceedings by governmental and self-regulatory agencies.

Bank of America Corporation (“Bank of America”), Merrill Lynch’s ultimate parent, makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated in reports on Form 8-K, all of which are filed with the SEC (“Regulatory Filings”). Merrill Lynch makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with FINRA. Those Regulatory Filings and Form BD and ADV Filings include disclosures of regulatory inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD filings are publicly available on the FINRA BrokerCheck system at http://www.finra.org/Investors/Tools Calculators/ BrokerCheck/index.htm. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/(S(cerr0u55hmrw5a45022y3vnz))/IAPD/Content/Search/iapd_Search.aspx.

In view of the inherent difficulty of predicting the outcome of litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, Merrill Lynch generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, Merrill Lynch establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, Merrill Lynch does not establish an accrued liability. As a litigation or regulatory matter develops, Merrill Lynch, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency related to a litigation or regulatory matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a litigation or regulatory matter is deemed to be both probable and estimable, Merrill Lynch will establish an accrued liability with respect to such loss contingency and continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, will have a material adverse effect on Merrill Lynch’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, and the very large or indeterminate damages sought in some or all of these matters, an adverse outcome in one or more of these matters could be material to Merrill Lynch’s results of operations or cash flows for any particular reporting period.

The actions against Merrill Lynch include, but are not limited to, the following:

Auction Rate Securities Litigation

Since October 2007, Merrill Lynch, and its former affiliate Banc of America Securities LLC (“BAS”, which was merged into Merrill Lynch on November 1, 2010 with Merrill Lynch as the surviving corporation in the merger) has been named as defendants in a variety of lawsuits and other proceedings brought by customers and both individual and institutional investors regarding auction rate securities (“ARS”). These actions generally allege that the defendants (i) misled the plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs assert that ARS auctions started failing from August 2007 through February 2008 when the defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, numerous arbitrations and individual lawsuits have been filed against Merrill Lynch and certain affiliates by parties who purchased ARS and are seeking relief that includes compensatory and punitive damages totaling in excess of $1.80 billion, as well as rescission, among other relief.

Securities Actions

Merrill Lynch and its direct corporate parent Merrill Lynch & Co., Inc. (the “Parent”) face a number of civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs seek to recover the alleged losses in market value of ARS securities purportedly caused by the defendants’ actions. Plaintiffs also seek unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, is the result of the consolidation of two separate class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two customers of Merrill Lynch, on behalf of all persons who purchased ARS in auctions managed by Merrill Lynch and other affiliates, against the Parent and Merrill Lynch. On March 31, 2010, the U.S. District Court for the Southern District of New York granted defendants’ motion to dismiss. On April 22, 2010, a lead plaintiff filed a notice of appeal to the U.S. Court of Appeals for the Second Circuit, which is currently pending. The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against BAS and is currently pending in the U.S. District Court for the Northern District of California. BAS has filed a motion to dismiss the amended complaint, which remains pending.

Benistar

In Gail Cahaly, et al. v. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Benistar Property Exchange Trust Co., Inc. (“Benistar”), et al. (Massachusetts Superior Court, Suffolk County, MA), plaintiffs alleged that Merrill Lynch aided and abetted a fraud, violation of a consumer protection law, and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of Merrill Lynch, in connection with trading in the client’s account. During the proceedings, plaintiffs also made allegations that Merrill Lynch engaged in sanctionable conduct in connection with the discovery process and the trial. In 2002, following a trial, a jury rendered a verdict for plaintiffs. Thereafter, the court granted Merrill Lynch’s motion to vacate and plaintiffs’ motion for a new trial. On June 25, 2009, following a retrial, the jury found in plaintiffs’ favor. On January 11, 2011, the court entered rulings denying plaintiffs’ motion for sanctions and punitive damages, awarding certain plaintiffs consequential damages, and awarding attorneys’ fees and costs. On February 7, 2011, the court issued final judgment requiring Merrill Lynch to pay $9.7 million in consequential and compensatory damage plus statutory interest, and $8.7 million in attorneys’ fees and costs; but denying plaintiffs’ requests for punitive damages and sanctions. The client, a co-defendant, filed a notice of appeal of the court’s denial of its motion for a new trial on or about January 19, 2011. On or about January 24, 2011, plaintiffs filed a notice of appeal of the court’s denial of their motion for sanctions pursuant to Mass. Gen. Laws ch. 231 §6G. On March 1, 2011, the plaintiffs filed a notice of appeal of the court’s denial of their requests for punitive damages and sanctions, and Merrill Lynch filed a notice of cross appeal on March 15, 2011.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, Merrill Lynch recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

There currently are four court proceedings relating to the IFDA pre-need trust pending against the Parent and affiliated entities and their present and former employees:

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Circuit Court for the Twentieth Judicial Circuit, St. Clair County, Illinois, against Merrill Lynch, MLLA and MLBTC, among others, including present and former Company employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserts causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against Merrill Lynch and MLBTC; and negligence and aiding and abetting breach of fiduciary duty against Merrill Lynch. The complaint seeks declaratory relief; disgorgement of all commissions, fees and revenues received by Merrill Lynch, MLLA and MLBTC; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees. The complaint seeks: disgorgement and remittance of all commissions, premiums, fees and compensation paid to Merrill Lynch, MLLA, and MLBTC; an accounting; compensatory damages in an unliquidated amount; pre-judgment and post-judgment interest; reasonable attorneys’ and experts’ fees and costs. Defendants have filed motions to dismiss.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against Merrill Lynch, among other defendants. The complaint alleges that Merrill Lynch breached purported fiduciary duties and committed negligence. Merrill Lynch filed a motion to dismiss the complaint, with prejudice, however, the Tipsword complaint was subject to a court-imposed stay until October 4, 2010. On November 22, 2010, plaintiff filed an amended complaint substituting Claudia Burns for Mr. Tipsword as plaintiff in an amended complaint. The amended complaint seeks compensatory damages in an unliquidated amount, punitive damages, reasonable attorneys’ fees, and costs. Merrill Lynch has filed a motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. MLPF&S, et al., was filed in the Circuit Court of Cook County, Illinois, alleging that Merrill Lynch and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. Merrill Lynch and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case ultimately transferred to the U.S. District Court for the Southern District of Illinois and consolidated with the Tipsword action. Because of the consolidation with the Tipsword action, the Clancy-Gernon matter also was subject to the court-imposed stay until October 4, 2010. On November 9, 2010, plaintiff filed a third amended complaint, which added new parties, including MLBTC, and additional claims. In addition to the claims asserted in the original complaint, the complaint now asserts claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against Merrill Lynch and MLLA, and breach of fiduciary duty and negligence against MLBTC. Merrill Lynch, MLLA and MLBTC have filed motions to dismiss. The third amended complaint seeks: disgorgement and remittance of all commissions, premiums, fees and compensation paid to Merrill Lynch, MLLA, and MLBTC; an accounting; compensatory damages in an unliquidated amount; pre-judgment and post-judgment interest; reasonable attorneys’ and experts’ fees and costs.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. MLPF&S, et al., was filed in the U.S. District Court for the Southern District of Illinois, alleging that Merrill Lynch, MLLA and MLBTC, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and breach of fiduciary duty. On January 7, 2010, plaintiff filed a second amended complaint, which added claims for fraud, negligence and aiding and abetting fiduciary duty against Merrill Lynch, MLLA and MLBTC, and added an additional breach of fiduciary duty claim against MLBTC. The second amended complaint seeks: disgorgement and remittance of all commissions, premiums, fees and compensation paid to Merrill Lynch, MLLA, and MLBTC; an accounting; compensatory damages in an unliquidated amount; punitive damages; restitution; pre-judgment and post-judgment interest; reasonable attorneys’ and experts’ fees and costs. On January 19, 2011, defendants filed a motion to consolidate this matter with the Tipsword and Clancy-Gernon actions and to dismiss the second amended complaint with prejudice.

In re Initial Public Offering Securities Litigation

The Parent, Merrill Lynch, including BAS, and another affiliate of the Parent, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contend, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs allege that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the 1933 Act and Section 10(b) of the 1934 Act and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval in an amount that was not material to Merrill Lynch’s results of operations. Some putative class members have filed an appeal, which remains pending, in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, Merrill Lynch, including BAS, and affiliated entities, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases have since been transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs allege that the underwriter defendants violated Section 11 of the 1933 Act, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs seek unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint, which remains pending.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against Merrill Lynch and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch International (“MLI”). The complaint relates to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to Merrill Lynch and MLI and other parties on CDO securities. Plaintiffs claim that Merrill Lynch and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleges claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs have appealed the dismissal of their claims and MLI has cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. MBIA has filed a request to appeal the appellate court’s decision to the New York State Court of Appeal and has requested permission from the trial court to file an amended complaint.

Mortgage-Backed Securities Litigation

The Parent, Merrill Lynch, including BAS, and their affiliates have been named as defendants in several cases relating to their various roles as issuer, originator, seller, depositor, sponsor, underwriter and/or controlling entity in mortgage-backed securities (“MBS”) offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include purported class action suits and actions by individual MBS purchasers. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of Sections 11 and 12 of the 1933 Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; and (iv) the underwriting practices by which those mortgage loans were originated (collectively, the “MBS Claims”). In addition, several of the cases discussed below assert claims related to the ratings given to the different tranches of MBS by rating agencies. Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission.

IndyMac Litigation

In 2006 and 2007, Merrill Lynch and other financial institutions participated as underwriters in MBS offerings in which IndyMac MBS, Inc. securitized residential mortgage loans originated or acquired by IndyMac Bank, F.S.B. (“IndyMac Bank”) and created trusts that issued MBS. In 2009, Bank of America was named as an underwriter defendant, along with several other financial institutions, in its alleged capacity as “successor-in-interest” to Merrill Lynch in a consolidated class action in the U.S. District Court for the Southern District of New York, entitled In re IndyMac Mortgage-Backed Securities Litigation. In their complaint, plaintiffs assert MBS Claims relating to 106 offerings of IndyMac-related MBS. On June 21, 2010, the court dismissed Bank of America from the action because the plaintiffs failed to plead sufficient facts to support their allegation that it is the “successor-in-interest” to Merrill Lynch. On August 3, 2010, plaintiffs filed a motion to add Merrill Lynch as a defendant, which Merrill Lynch has opposed.

Merrill Lynch MBS Litigation

The Parent, Merrill Lynch, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and certain current and former directors of MLMI are named as defendants in a putative consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. In addition to MBS Claims, plaintiffs also allege that the offering documents for the MBS misrepresented or omitted material facts regarding the credit ratings assigned to the securities. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to 1 of 19 remaining offerings on separate grounds. Merrill Lynch was the sole underwriter of these 18 offerings. On December 1, 2010, defendants filed an answer to the consolidated amended complaint.

Cambridge Place Investment Management Litigation

Cambridge Place Investment Management Inc. (“CPIM”), as the alleged exclusive assignee of certain entities that allegedly purchased MBS offered or sold by BAS and Merrill Lynch brought an action against Merrill Lynch, BAS and MLMI in Massachusetts Superior Court, Suffolk County, entitled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. CPIM also brought claims against more than 50 other defendants in this action. In addition to MBS Claims, CPIM contends that BAS, Merrill Lynch, and MLMI made false and misleading statements in violation of the Massachusetts Uniform Securities Act regarding (i) due diligence performed by the underwriters on the mortgage loans and the mortgage originators’ underwriting practices; and (ii) the credit enhancements applicable to certain tranches of the MBS. On August 13, 2010, certain defendants removed the case to the U.S. District Court for the District of Massachusetts. On September 13, 2010, CPIM filed a motion to remand the case back to state court. On October 12, 2010, the court referred the motion to remand to a Magistrate Judge for consideration. On December 28, 2010, the Magistrate Judge issued a report and recommendation that the action be remanded to state court. On January 18, 2011, the defendants filed an objection to that recommendation, which CPIM opposed on February 1, 2011. The objection to the Magistrate Judge’s recommendation remains pending.

On February 11, 2011, CPIM commenced a separate civil action in Massachusetts Superior Court, Suffolk County, captioned Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al., in connection with the offering or sale of certain additional MBS by BAS, Merrill Lynch, Countrywide Securities Corporation (“CSC”), several of their affiliates, and more than 40 other defendants. CPIM alleges that it is the assignee of the claims of certain entities that allegedly purchased MBS issued or sold by BAS, Merrill Lynch, and CSC in various offerings. In addition to MBS Claims, CPIM contends that BAS, Merrill Lynch, CSC and their affiliates made false and misleading statements in violation of the Massachusetts Uniform Securities Act in connection with these offerings regarding: (i) due diligence performed by the underwriters on the mortgage loans and the mortgage originators’ underwriting practices; (ii) the credit enhancements applicable to certain tranches of the MBS; and (iii) the validity of each issuing trust’s title to the mortgage loans comprising the pool for that securitization.

Federal Home Loan Bank Litigation

The Federal Home Loan Bank of Chicago (“FHLB Chicago”) filed a complaint against Merrill Lynch and BAS in the Illinois Circuit Court, Cook County, entitled Federal Home Loan Bank of Chicago v. Banc of America Funding Corp., et al (the “Illinois Action”). FHLB Chicago also filed a complaint against BAS in the Superior Court of California, Los Angeles County, entitled Federal Home Loan Bank of Chicago v. Banc of America Securities LLC, et al. (the “California Action”). In addition to certain MBS Claims, FHLB Chicago contends that defendants made false and misleading statements regarding among other things, the guidelines for extending mortgages to borrowers and the due diligence performed on repurchased and pooled loans. Both actions have been removed to federal court.

The Federal Home Loan Bank of Seattle (“FHLB Seattle”) filed two separate complaints, each against different defendants, including Merrill Lynch, MLMI and Merrill Lynch Mortgage Capital, Inc. (“MLMC”), and BAS, as well as certain other defendants, in the Superior Court of Washington for King County concerning separate issuances, entitled Federal Home Loan Bank of Seattle v. Banc of America Securities LLC, et al, and Federal Home Loan Bank of Seattle v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al. In addition to certain MBS Claims, FHLB Seattle contends that defendants made false and misleading statements regarding the number of borrowers who actually lived in the houses that secured the mortgage loans, and the business practices of the lending institutions that made the mortgage loans. FHLB Seattle claims that the sales violated the Securities Act of Washington. On October 18, 2010, BAS and other defendants filed a consolidated motion to dismiss the first complaint, which is currently pending. On the same date, Merrill Lynch entities named as defendants in the second case (Merrill Lynch, MLMI, MLMC) filed a motion to dismiss the amended complaint, which is currently pending.

The Federal Home Loan Bank of San Francisco (“FHLB San Francisco”) filed two actions against different defendants, including Merrill Lynch and BAS, in the Superior Court of California, County of San Francisco, entitled (i) Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al, which asserts claims against the BAS and others; and (ii) Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc., et al, which asserts claims against Merrill Lynch and others. In addition to certain MBS Claims, FHLB San Francisco contends that defendants made false and misleading statements regarding the original mortgage lenders’ guidelines for extending the loans to borrowers. FHLB San Francisco also claims that defendants failed to disclose that third party rating services’ credit ratings of the MBS did not take into account defendants’ false and misleading statements about the mortgage loans underlying the MBS. On November 5, 2010, FHLB San Francisco sought permission from the court to amend its complaint in the first action to include Bank of America as a defendant and, among other things, to assert control person liability claims against Bank of America under state and federal securities laws and to assert that Bank of America succeeded to Countrywide Financial Corporation’s (“CFC”) interests. Defendants had removed the state court actions to federal court, but on December 20, 2010 the U.S. District Court, Northern District of California remanded the cases to state court and denied a motion to amend the complaint as moot when it granted remand. On November 5, 2010, FHLB San Francisco also filed a declaratory action in the Superior Court of California, County of San Francisco, entitled Federal Home Loan Bank of San Francisco v. Bank of America Corporation and Does 1-10, seeking a determination that Bank of America is a successor to the liabilities of CFC—including the liabilities at issue in Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC.

Charles Schwab Litigation

The Charles Schwab Corporation (“Schwab”) has filed an individual action against BAS and others, in the Superior Court of California, County of San Francisco on July 15, 2010 entitled The Charles Schwab Corp. v. BNP Paribas Securities Corp., et. al. This action is in connection with the purchase by Schwab of approximately $166 million of MBS which relates to claims with respect to BAS. In addition to MBS Claims, Schwab contends that BAS is liable for false and misleading statements regarding among other things, the business practices of the lending institution that made the original loan and MBS credit ratings. In September 2010, BAS joined in and consented to the removal of this action to the U.S. District Court for the Northern District of California. Schwab has filed a motion to remand the action to California state court, which remains pending.

Regulatory Actions

Electronic Mail Settlement

The SEC alleged and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to furnish promptly to representatives of the SEC electronic mail communications (“Emails”) as required under Section 17(a) of the 1934 Act and Rule 17A-4(j) thereunder. The SEC also alleged, and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to retain certain emails related to its business as such in violation of Section 17(a) of the 1934 Act and Rule 17A-4(b)(4) thereunder. Merrill Lynch submitted, and the SEC accepted, an offer of settlement whereby, without admitting or denying the findings contained in the SEC’s order, Merrill Lynch consented to a cease and desist order, a censure, a civil money penalty of $2,500,000 paid to the SEC on March 17, 2006, and compliance with certain undertakings relating to the retention of e-mails and the prompt production of e-mails to the SEC. As part of a settlement relating to the retention of emails and the prompt production of emails to the SEC, the SEC accepted Merrill Lynch’s offer of settlement on March 13, 2006. The civil money penalty of $2,500,000 was paid on March 17, 2006.

2006 Auction Rate Securities Settlement

The SEC found, and Merrill Lynch neither admitted nor denied, that Merrill Lynch violated Section 17(a)(2) of the 1933 Act by managing auctions for auction rate securities in ways that were not adequately disclosed or that did not conform to disclosed procedures. Merrill Lynch submitted, and the SEC accepted, an offer of settlement whereby, without admitting or denying the findings contained in the SEC’s order, Merrill Lynch consented to a cease and desist order, a censure, a civil money penalty of $1,500,000 (paid to the SEC on June 1, 2006) and compliance with certain undertakings to provide customers with written descriptions of Merrill Lynch’s material auction practices and procedures and to implement procedures reasonably designed to prevent and detect failures by Merrill Lynch to conduct auctions for auction rate securities in accordance with disclosed procedures. As part of a settlement relating to managing auctions for auction rate securities, the SEC accepted Merrill Lynch’s offer of settlement and issued a settlement order on May 31, 2006. A civil money penalty of $1,500,000 was paid to the SEC on June 1, 2006.

Squawk Box Settlement

The SEC alleged, and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to maintain policies and procedures reasonably designed to prevent the misuse of customer order information as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act. The order (1) requires that Merrill Lynch cease and desist from committing or causing any future violations of the provisions charged, (2) censures Merrill Lynch, (3) imposed a civil money penalty in the amount of $7,000,000, and (4) orders Merrill Lynch to comply with undertakings regarding the enhancement of certain policies and procedures. On March 11, 2009, without admitting or denying the SEC’s findings, Merrill Lynch consented to the entry of an administrative SEC order finding violations of Section 15(f) of the 1934 Act and Section 204A of the Advisers Act for allegedly failing to maintain written policies and procedures reasonably designed to prevent the misuse of customer order information. The order requires Merrill Lynch to comply with undertakings to implement (or to continue) and maintain policies and procedures to, among things: (1) inform employees that information concerning customer order information is confidential, (2) address employee access to the equity squawk box, and (3) train employees who use squawk box related technology. In addition, Merrill Lynch’s internal audit department shall conduct periodic reviews of these policies and procedures and provide the SEC staff with a copy of the audit report.

Consulting Services Settlement

On January 30, 2009, Merrill Lynch, without admitting or denying any findings of misconduct by the SEC, consented to the entry of an administrative order by the SEC that (1) found that Merrill Lynch violated Sections 204 and 206(2) of the Advisers Act, and Rule 204-2(a)(14) thereunder; (2) required that Merrill Lynch cease and desist from committing or causing any violation or further violations of the provisions charged; (3) censured Merrill Lynch pursuant to Section 203(e) of the Advisers Act; and (4) required Merrill Lynch to pay a civil money penalty of $1 million. The order found that Merrill Lynch, through its pension consulting services advisory program, breached its fiduciary duty to certain current and prospective pension fund clients by misrepresenting and omitting to disclose material information.

Multi-State Auction Rate Securities Settlement

The Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that Merrill Lynch violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by Merrill Lynch. Without admitting or denying the allegations, Merrill Lynch entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. Merrill Lynch agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into Merrill Lynch on October 23, 2009 and the merger of Banc of America Securities LLC (“BAS”) with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the 1934 Act, as amended. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS.

Multi-State Client Associate Registration Settlement

The Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of Merrill Lynch’s client associates who were not registered in Texas, Merrill Lynch failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, Merrill Lynch entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. Merrill Lynch agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Merrill Lynch also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation.

Muni Derivatives Settlement

As the result of the merger of BAS with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAS in the following matter: On December 7, 2010, the SEC issued an administrative and cease-and-desist order finding that BAS willfully violated Section 15(c)(1)(A) of the 1934 Act when certain employees participated in improper bidding practices involving the temporary investment of proceeds of tax-exempt municipal securities in reinvestment products during the period 1998-2002. The order censured BAS, ordered BAS to cease and desist from committing or causing such violations and future violations, and ordered BAS to pay disgorgement plus prejudgment interest in the amount of $36,096,442.00. BAS consented to the order without admitting or denying the SEC’s findings.

Prop Trading Settlement

Pursuant to an offer of settlement made by Merrill Lynch, the SEC issued on January 25, 2011 an order finding that between February 2003 and February 2005 Merrill Lynch market makers executing institutional customer orders for securities sometimes shared information concerning those trades with traders on a Merrill Lynch securities proprietary trading desk. The order found that, at times, Merrill Lynch’s securities proprietary traders used that information to place trades for Merrill Lynch after execution of the institutional customer order. The order found that this disclosure and use of institutional customer order information by Merrill Lynch’s traders was improper and contrary to Merrill Lynch’s confidentiality representations to its customers. The order also found instances between 2002 and 2007 when Merrill Lynch charged institutional and high net worth customers undisclosed mark-ups and mark-downs on riskless securities principal trades for which Merrill Lynch had agreed to charge the customer only a commission equivalent fee. The order found that, in doing so, Merrill Lynch acted improperly and contrary to its agreements with its customers. The order also found that from 2002 through 2007 Merrill Lynch failed in many instances to make records of its agreements with institutional customers to guarantee an execution price, which agreements were part of the terms and conditions of the institutional customer orders. The order found that, as a result of its conduct, Merrill Lynch willfully violated Section 15(c)(1)(A) of the 1934 Act by effecting transactions in securities by means of manipulative, deceptive or other fraudulent devices or contrivances, and willfully violated Section 15(g) of the 1934 Act by failing to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information. The order also found that under Section 15(b)(4)(E) of the 1934 Act, Merrill Lynch failed reasonably to supervise its traders with a view towards preventing them from violating the federal securities laws. The order also found that Merrill Lynch willfully violated Section 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder by failing to record certain terms and conditions of customer orders. Merrill Lynch neither admitted nor denied the findings in the order. The findings in the order are not binding on any person or entity other than Merrill Lynch. On December 17, 2010, Merrill Lynch submitted an offer of settlement to the SEC. In the offer of settlement, Merrill Lynch agreed to consent to the entry of the order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The order was issued on January 25, 2011. The order (1) required that Merrill Lynch cease and desist from committing or causing any violations and any future violations of Sections 15(c)(1)(A), 15(g) and 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder; (2) censured Merrill Lynch pursuant to Section 15(b)(4) of the 1934 Act; and (3) required pursuant to Section 15(b)(4) and Section 21B of the 1934 Act that Merrill Lynch pay a civil money penalty in the amount of $10 million. The penalty was paid on February 1, 2011.

Margin Levels Expected to be Held at the FCMs

The following is based on how the Funds have been or initially will be, managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that the Short Funds or Matching VIX Funds will ever have futures exposure greater than 1x the Fund’s assets, or that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than 2x the Fund’s assets. Thus the maximum margin held at an FCM would not exceed twice the margin requirement for the Ultra Funds or UltraShort Funds. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

As of July 31, 2011, ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity did not hold futures contracts. Each of ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity may hold futures contracts in the future.

As of July 31, 2011, ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil each had futures contracts with notional amounts equal to approximately 86% and 78% of Fund assets, respectively. The minimum margin requirement as a percentage of futures notional was approximately 8.8%. Thus, the minimum margin held at FCMs was approximately 7.5% and 6.9% of Fund assets for ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil, respectively.

Initially, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas each expects to have futures contracts with notional amounts equal to approximately 200%, 100% and 200% of Fund assets, respectively. As of July 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 9%. Thus, the minimum margin held at FCMs was approximately 18%, 9% and 18% of Fund assets for ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas, respectively.

As of July 31, 2011, ProShares Ultra Gold and ProShares UltraShort Gold each had futures contracts with notional amounts equal to approximately 5% and 6% of Fund assets, respectively. The minimum margin requirement as a percentage of futures notional was approximately 3.7%. Thus, the minimum margin held at FCMs was approximately 0.2% of Fund assets for each of ProShares Ultra Gold and ProShares UltraShort Gold.

Initially, the Short Gold Fund expects to have futures contracts with notional amounts equal to approximately 5% of Fund assets. As of July 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 3.7%. Thus, the minimum margin held at FCMs was approximately 0.2%.

As of July 31, 2011, ProShares Ultra Silver and ProShares UltraShort Silver each had futures contracts with notional amounts equal to approximately 6% and 5% of Fund assets, respectively. The minimum margin requirement as a percentage of futures notional was approximately 11%. Thus, the minimum margin held at FCMs was approximately 0.6% and 0.5% of Fund assets for ProShares Ultra Silver and ProShares UltraShort Silver, respectively.

As of July 31, 2011, ProShares Ultra Euro and ProShares UltraShort Euro did not hold futures contracts. Each of ProShares Ultra Euro and ProShares UltraShort Euro may hold futures contracts in the future.

As of July 31, 2011, ProShares Ultra Yen and ProShares UltraShort Yen did not hold futures contracts. Each of ProShares Ultra Yen and ProShares UltraShort Yen may hold futures contracts in the future.

As of July 31, 2011, each Matching VIX Fund had futures contracts with notional amounts equal to approximately 1x the Fund assets. As of July 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 19%. Thus, the minimum margin held at FCMs was approximately 19% of Fund assets.

Initially, ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF each expects to have futures contracts with notional amounts equal to approximately 200%, 100%, 200%, 200%, 100% and 200% of Fund assets, respectively. As of July 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 21%. Thus, the minimum margin held at FCMs was approximately 38%, 19%, 38%, 38%, 19% and 38% of Fund assets for ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF, respectively.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH&Co. serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

BBH&Co. serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH&Co. is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH&Co. serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Fund’s investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Geared Funds and the Distribution Agreement will continue until June 19, 2012, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of JBL, Merrill Lynch and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between JBL and the Funds, Merrill Lynch and the Funds and between RBC and the Funds, the Funds agree to indemnify and hold harmless each of JBL, Merrill Lynch and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by JBL, Merrill Lynch or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by JBL, Merrill Lynch or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by JBL, Merrill Lynch or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by JBL, Merrill Lynch or RBC, as applicable, on any instruction, notice or communication that JBL, Merrill Lynch or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to JBL, Merrill Lynch or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify JBL, Merrill Lynch or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that JBL, Merrill Lynch or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or JBL, Merrill Lynch or RBC, as applicable, by written notice to the other.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future each Fund may be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Clifford Chance US LLP has acted as counsel to the Trust in connection with this offering. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income will be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. Each Fund’s sponsor will use its best efforts to cause the operation of a Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Funds are undertaking and the possibility of future changes in its circumstances, it is possible that a Fund will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise a Fund or it shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the qualifying income exception.

If, for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchase of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in that Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of a Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If a Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. That rate is currently 15%, but is scheduled to increase to 20% for tax years beginning after December 31, 2012. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. Shareholder may deduct its share of expenses of a Fund only to the extent that such share, together with such noncorporate U.S. Shareholder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Shareholder’s adjusted gross income. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected, or is expected to elect, to treat such expenses as ratably deductable over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent each Fund as such Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of a Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in a Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a 1% profits interest in a Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the recently enacted Hiring Incentives to Restore Employment Act (“HIRE”) generally impose a new reporting and 30% withholding tax regime with respect to certain U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The new withholding rules generally apply to Withholdable Payments made after December 31, 2012.

The new rules will subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the new rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the new withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in a Fund will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under HIRE with respect to their own situation.

Regulated Investment Companies (RICs)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Commodity Index Funds will be qualified PTPs and that the Currency Funds will not. Although it is not entirely clear, it is generally expected that the Geared VIX Funds will not be qualified PTPs. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—U.S. Shareholders—Tax-Exempt Organizations.” In addition, because they are not tax-paying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds trade, or will trade, on the NYSE Arca under the ticker symbols listed in this Prospectus or under ticker symbols to be announced prior to the commencement of trading. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. It is expected that the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of each Geared Natural Gas Fund, Short Gold Fund and Geared VIX Fund at an initial price per Share of $40.00. The Geared Natural Gas Funds, the Short Gold Fund and the Geared VIX Funds will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to such Funds. Following the initial purchases by the initial Authorized Participant, Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of a Geared Natural Gas Fund, Short Gold Fund or Geared VIX Fund, such Fund’s initial per Share NAV will be established as of the times indicated under the section “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Authorized Participants, including the initial Authorized Participant with respect to the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds, may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN Amro, Banca IMI Securities Corp., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., J.P. Morgan Securities Inc., Knight Clearing Services LLC, Newedge USA LLC, Nomura Securities International, Inc., SG Americas Securities, LLC, Timber Hill, LLC, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

The initial Authorized Participant with respect to the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds is expected to be Deutsche Bank Securities Inc.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues, or will issue, Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participant or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, Deutsche Bank Securities Inc., as initial Authorized Participant for the Geared Natural Gas Funds, Short Gold Fund and Geared VIX Funds would be a statutory underwriter with respect to its purchase of initial Creation Units of the Funds as described above.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by a Fund will not exceed 10% of offering proceeds.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. If the aggregate net assets of all of the Funds combined were to equal $20 billion, the maximum fees payable to SEI would represent 0.005% per annum of the offering proceeds and 0.015% of the offering proceeds for the three years following the date of this Prospectus. For a description of services provided by SEI, see the section entitled “Distributor” in this Prospectus.

The Trust will advise SEI if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases by Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Statements of Financial Condition as of April 5, 2011, included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, along with any amendments thereto. The Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, along with any amendments thereto, have been incorporated by reference in this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled

“Incorporation by Reference of Certain Documents” in this Prospectus. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, along with any amendments thereto, prior to the date of this Prospectus, do not provide financial information with respect to the ProShares Ultra DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS and Geared VIX Funds because they have not commenced trading and do not have any performance history. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include name, address, and social security number. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Amendment No. 1 on Form 10-K/A, dated July 25, 2011, to Annual Report on Form 10-K for the year ended December 31, 2010;
•	Amendment No. 2 on Form 10-K/A, dated August 18, 2011, to Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2011;

•	Amendment No. 1 on Form 10-Q/A, dated August 18, 2011, to Quarterly Report on Form 10-Q for the period ended June 30, 2011;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2011;

•	Amendment No. 1 on Form 10-Q/A, dated May 12, 2011, to Quarterly Report on Form 10-Q for the period ended March 30, 2011;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2010, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.proshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

Report of Independent Registered Public Accounting Firm

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of ProShares Ultra DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas, two separate series of ProShares Trust II (the “Funds”) at April 5, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Columbus, Ohio

April 8, 2011

PROSHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

April 5, 2011

	ProShares Ultra DJ-UBS Natural Gas	ProShares UltraShort DJ-UBS Natural Gas
Assets
Cash	$400	$400
Offering Costs (Note 4)	26,624	26,624

Total assets	$27,024	$27,024

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	26,624	26,624

Total liabilities	26,624	26,624

Shareholders’ equity
Shareholders’ equity	$400	$400

Total liabilities and shareholders’ equity	$27,024	$27,024

PROSHARES TRUST II

NOTES TO FINANCIAL STATEMENTS

April 5, 2011

NOTE 1—ORGANIZATION

ProShares Trust II (the “Trust”) was organized as a Delaware statutory trust on October 9, 2007 and offers or expects to offer from time-to-time common units of beneficial interest (the “Shares”) in each of its twenty-four series (each, a “Fund”, and collectively, the “Funds”). The twenty-four separate series are: ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS Natural Gas, ProShares Short Gold, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen ProShares UltraShort Yen, ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF.

Each of the following two Funds, ProShares Ultra DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas (each a “New Natural Gas Fund”, and collectively the “New Natural Gas Funds”), have Statements of Financial Conditions presented in this Prospectus and had no operations prior to April 5, 2011 other than matters relating to their organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of ownership shares at an aggregate purchase price of $400 in each of the two New Natural Gas Funds. Offerings of Shares of the New Natural Gas Funds have not commenced as of the date of this report. The other twenty-two Funds are not the subject of this report.

ProShares Ultra DJ-UBS Natural Gas seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. ProShares UltraShort DJ-UBS Natural Gas seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. Each New Natural Gas Fund intends to obtain exposure to its corresponding index by investing in futures contracts based on the New York Mercantile Exchange (the “NYMEX”) natural gas index.

The New Natural Gas Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the New Natural Gas Funds from achieving such results. Accordingly, results over periods of time greater than one day should not be expected to be a simple multiple (+200 or -200%) of the period return of the corresponding benchmark and will likely differ significantly.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by each New Natural Gas Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax

Each New Natural Gas Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no New Natural Gas Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a New Natural Gas Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

NOTE 3—AGREEMENTS

Management Fee

Each New Natural Gas Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of such Fund. For the first year of the New Natural Gas Funds’ operations, the Sponsor will waive the Management Fee to the extent that such amounts cumulatively exceeded the offering costs incurred by the New Natural Gas Funds. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator and commodity trading advisor, and for managing the business and affairs of the New Natural Gas Funds. From the Management Fee, the Sponsor will pay the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and the licensors for the Commodity Index Funds (Dow Jones & Company, Inc. and UBS Securities LLC, together, “DJ-UBS”), the routine operational, administrative and other ordinary expenses of each New Natural Gas Fund, and the normal and expected expenses incurred in connection with the continuous offering of Shares of each New Natural Gas Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of a New Natural Gas Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees. Each New Natural Gas will incur and pay, its non-recurring and unusual fees and expenses. No other management fee is paid by the New Natural Gas Funds.

Brokerage Commissions and Fees

Each New Natural Gas Fund will pay its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each New Natural Gas Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts will be recognized on a half-turn basis.

The Administrator

The Sponsor and the Trust, for itself and on behalf of each New Natural Gas Fund, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the Administrator of the New Natural Gas Funds, and the Sponsor, the Trust, on its own behalf and on behalf of each New Natural Gas Fund, and BBH&Co. have entered into an Administrative Agency Agreement (the “Administration Agreement”) in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor and the Trust, BBH&Co. will prepare and file certain regulatory filings on behalf of the New Natural Gas Funds. BBH&Co. may also perform other services for the New Natural Gas Funds pursuant to the Administration Agreement as mutually agreed upon by the Sponsor, the Trust and BBH&Co. from time to time. Pursuant to the terms of the Administration Agreement, BBH&Co. will also serve as the Transfer Agent of the New Natural Gas Funds. The Administrator’s fees will be paid on behalf of the New Natural Gas Funds by the Sponsor.

The Custodian

BBH&Co. will serve as Custodian of the New Natural Gas Funds, and the Trust, on its own behalf and on behalf of each New Natural Gas Fund, and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the New Natural Gas Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the New Natural Gas Funds. The Custodian’s fees are paid on behalf of the New Natural Gas Funds by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”) will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI will retain all marketing materials separately for each New Natural Gas Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each New Natural Gas Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each New Natural Gas Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, license, accounting and auditing fees and expenses, tax preparation expenses, non extraordinary legal fees, usual SEC registration fees, FINRA filing fees, non extraordinary individual K-1 preparation and mailing fees, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each New Natural Gas Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the New Natural Gas Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

NOTE 4—OFFERING COSTS

Offering costs on the New Geared Funds will be amortized over a twelve month period on a straight-line basis. The Sponsor will not collect any fee in the first year of operation of each New Natural Gas Fund in an amount equal to the offering fees. The Sponsor will reimburse each New Natural Gas Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. At April 5, 2011, payable for offering costs are reflected in the Statement of Financial Condition for each New Natural Gas Fund.

NOTE 5—CREATION AND REDEMPTION OF CREATION UNITS

Each New Natural Gas Fund will issue and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a New Natural Gas Fund. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell the Shares included in the Creation Units they purchase from the New Natural Gas Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a New Natural Gas Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor.

NOTE 6—SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the New Natural Gas Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in its New Natural Gas Funds’ financial statements through this date.

Report of Independent Registered Public Accounting Firm

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF, six separate series of ProShares Trust II (the “Funds”) at April 5, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Columbus, Ohio

April 8, 2011

PRO SHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

April 5, 2011

	ProShares Ultra VIX Short-Term Futures ETF	ProShares Short VIX Short-Term Futures ETF	ProShares UltraShort VIX Short-Term Futures ETF
Assets
Cash	$400	$400	$400
Offering Costs (Note 4)	28,764	28,764	18,478

Total assets	$29,164	$29,164	$18,878

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	28,764	28,764	18,478

Total liabilities	28,764	28,764	18,478

Shareholders’ equity
Shareholders’ equity	$400	$400	$400

Total liabilities and shareholders’ equity	$29,164	$29,164	$18,878

	ProShares Ultra VIX Mid-Term Futures ETF	ProShares Short VIX Mid-Term Futures ETF	ProShares UltraShort VIX Mid-Term Futures ETF
Assets
Cash	$400	$400	$400
Offering Costs (Note 4)	18,478	18,478	18,478

Total assets	$18,878	$18,878	$18,878

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	18,478	18,478	18,478

Total liabilities	18,478	18,478	18,478

Shareholders’ equity
Shareholders’ equity	$400	$400	$400

Total liabilities and shareholders’ equity	$18,878	$18,878	$18,878

PROSHARES TRUST II

NOTES TO FINANCIAL STATEMENTS

April 5, 2011

NOTE 1—ORGANIZATION

ProShares Trust II (the “Trust”) was organized as a Delaware statutory trust on October 9, 2007 and offers or expects to offer from time-to-time common units of beneficial interest (the “Shares”) in each of its twenty-four series (each, a “Fund”, and collectively, the “Funds”). The twenty-four separate series are: ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS Natural Gas, ProShares Short Gold, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen ProShares UltraShort Yen, ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF.

Each of the following six Funds, ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF (each a “New VIX Fund”, collectively, the “New VIX Funds”), have Statements of Financial Conditions presented in this Prospectus and had no operations prior to April 5, 2011 other than matters relating to their organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of ownership shares at an aggregate purchase price of $400 in each of the six New VIX Funds. Offerings of Shares of those New VIX Funds have not commenced as of the date of this report. The other eighteen Funds are not the subject of this report.

Each “Ultra” New VIX Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. Each “Short” New VIX Fund seeks daily investment results (before fees and expenses) that correspond to the inverse (opposite) of the daily performance of its corresponding benchmark. Each “UltraShort” New VIX Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. Each New VIX Fund intends to obtain exposure to its corresponding index by investing in futures contracts based on the Chicago Board Options Exchange (“CBOE”) Volatility Index (the “VIX”).

The New VIX Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the New VIX Funds from achieving such results. Accordingly, results over periods of time greater than one day should not be expected to be a simple multiple (+200, -100 or -200%) of the period return of the corresponding benchmark and will likely differ significantly.

The current benchmark for “Short-Term” New VIX Funds is the S&P 500 Short-Term Index (the “Short-Term Index”) and the current benchmark for “Mid-Term” New VIX Funds is the S&P 500 Mid-Term Index (the “Mid-Term Index”).

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by each New VIX Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax

Each New VIX Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no New VIX Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a New VIX Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

NOTE 3—AGREEMENTS

Management Fee

Each New VIX Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of such Fund. For the first year of the New VIX Funds’ operations, the Sponsor will waive the Management Fee to the extent that such amounts cumulatively exceeded the offering costs incurred by the New VIX Funds. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator and commodity trading advisor, and for managing the business and affairs of the New VIX Funds. From the Management Fee, the Sponsor will pay the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and the licensors for the Commodity Index Funds (Dow Jones & Company, Inc. and UBS Securities LLC, together, “DJ-UBS”), the routine operational, administrative and other ordinary expenses of each New VIX Fund, and the normal and expected expenses incurred in connection with the continuous offering of Shares of each New VIX Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of a New VIX Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees. Each New VIX will incur and pay, its non-recurring and unusual fees and expenses. No other management fee is paid by the New VIX Funds.

Brokerage Commissions and Fees

Each New VIX Fund will pay its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each New VIX Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts will be recognized on a half-turn basis.

The Administrator

The Sponsor and the Trust, for itself and on behalf of each New VIX Fund, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the Administrator of the New VIX Funds, and the Sponsor, the Trust, on its

own behalf and on behalf of each New VIX Fund, and BBH&Co. have entered into an Administrative Agency Agreement (the “Administration Agreement”) in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor and the Trust, BBH&Co. will prepare and file certain regulatory filings on behalf of the New VIX Funds. BBH&Co. may also perform other services for the New VIX Funds pursuant to the Administration Agreement as mutually agreed upon by the Sponsor, the Trust and BBH&Co. from time to time. Pursuant to the terms of the Administration Agreement, BBH&Co. will also serve as the Transfer Agent of the New VIX Funds. The Administrator’s fees will be paid on behalf of the New VIX Funds by the Sponsor.

The Custodian

BBH&Co. will serve as Custodian of the New VIX Funds, and the Trust, on its own behalf and on behalf of each New VIX Fund, and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the New VIX Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the New VIX Funds. The Custodian’s fees are paid on behalf of the New VIX Funds by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”) will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI will retain all marketing materials separately for each New VIX Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each New VIX Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each New VIX Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, license, accounting and auditing fees and expenses, tax preparation expenses, non extraordinary legal fees, usual SEC registration fees, FINRA filing fees, non extraordinary individual K-1 preparation and mailing fees, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each New VIX Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the New VIX Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

NOTE 4—OFFERING COSTS

Offering costs on the New VIX Funds will be amortized over a twelve month period on a straight-line basis. The Sponsor will not collect any fee in the first year of operation of each New VIX Fund in an amount equal to the offering fees. The Sponsor will reimburse each New VIX Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. At April 5, 2011, payable for offering costs are reflected in the Statement of Financial Condition for each New VIX Fund.

NOTE 5—CREATION AND REDEMPTION OF CREATION UNITS

Each New VIX Fund will issue and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a New VIX Fund. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell the Shares included in the Creation Units they purchase from the New VIX Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a New VIX Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor.

NOTE 6—SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the New VIX Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in its New VIX Funds’ financial statements through this date.

APPENDIX A—GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Advisers Act	The Investment Advisers Act of 1940

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units of Shares directly from the Funds

BBH&Co.	Brown Brothers Harriman & Co.

Business Day	Any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the underlying benchmark, the CME, the CBOT, the ICE/NYBOT, the LME, the NYMEX/COMEX, the CBOE or the CFE division is closed for regular trading.

CBOE	Chicago Board Options Exchange

CBOT	Chicago Board of Trade

CEA	U.S. Commodity Exchange Act of 1936

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 25,000 or 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Funds

Distributor	SEI Investments Distribution Co.

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust

ICE	Intercontinental Exchange

IRS	United States Internal Revenue Service

JBL	Jeffries Bache, LLC

NAV	Net Asset Value

NFA	National Futures Association

LME	London Metal Exchange

Merrill Lynch	Merrill Lynch, Pierce, Fenner & Smith Incorporated

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

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NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

PTP	Publicly traded partnership

RBC	RBC Capital Markets Corporation

S&P	Standard & Poor’s

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

VIX	CBOE Volatility Index

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